UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Abbott Laboratories
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

On the Cover: Humira
Ritsuko Mamiya, Fukuoka, Japan

Ritsuko Mamiya is one of the many patients who take Humira to reduce symptoms of moderate to severe rheumatoid arthritis (RA). Humira is now approved for three autoimmune disease indications in Japan, including RA, moderate to severe chronic plaque psoriasis and psoriatic arthritis.

Your Vote
Is Important

Please sign and promptly return your proxy in the enclosed envelope or vote your shares by telephone or using the Internet.

Notice of Annual Meeting
of Shareholders

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 23, 2010

The Annual Meeting of the Shareholders of Abbott Laboratories will be held at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois, on Friday, April 23, 2010, at 9:00 a.m. for the following purposes:

  •

  To elect 12 directors to hold office until the next Annual Meeting or until their successors are elected (Item 1 on the proxy card),

  •

  To ratify the appointment of Deloitte & Touche LLP as auditors of Abbott for 2010 (Item 2 on the proxy card), and

  •

  To transact such other business as may properly come before the meeting, including consideration of 2 shareholder proposals, if presented at the meeting (Items 3 and 4 on the proxy card).

The board of directors recommends that you vote FOR Items 1 and 2 on the proxy card.

The board of directors recommends that you vote AGAINST Items 3 and 4 on the proxy card.

The close of business February 24, 2010 has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

Abbott's 2010 Proxy Statement and 2009 Annual Report to Shareholders are available at www.abbott.com/proxy. If you are a registered shareholder, you may access your proxy card, by either:

  •

  Going to the following Web site: www.investorvote.com, entering the information requested on your computer screen and then following the simple instructions, or

  •

  Calling (in United States, US territories, and Canada), toll free 1-800-652-VOTE (8683) on a touch tone telephone, and following the simple instructions provided by the recorded message.

Admission to the meeting will be by admission card only. If you plan to attend, please complete and return the reservation form on the back cover, and an admission card will be sent to you. Due to space limitations, reservation forms must be received before April 16, 2010. Each admission card, along with photo identification, admits one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

By order of the board of directors.

LAURA J. SCHUMACHER
 Secretary

March 15, 2010

Reservation Form for Annual Meeting	Back Cover

Abbott Laboratories
Proxy Statement

Solicitation of Proxies

The accompanying proxy is solicited on behalf of the board of directors for use at the Annual Meeting of Shareholders. The meeting will be held on April 23, 2010, at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about March 15, 2010.

Information about the Annual Meeting

Who Can Vote

Shareholders of record at the close of business on February 24, 2010 will be entitled to notice of and to vote at the Annual Meeting. As of January 31, 2010, Abbott had 1,552,643,385 outstanding common shares, which are Abbott's only outstanding voting securities. All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters.

Cumulative Voting

Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees, as the shareholder desires. Nominees who receive the greatest number of votes will be elected. If you wish to cumulate your votes, you must sign and mail in your proxy card or attend the Annual Meeting.

Voting by Proxy

All of Abbott's shareholders may vote by mail or at the Annual Meeting. The bylaws provide that a shareholder may authorize no more than two persons as proxies to attend and vote at the meeting. Most of Abbott's shareholders may also vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting by telephone or the Internet can be found with your proxy card.

Revoking a Proxy

You may revoke your proxy by voting in person at the Annual Meeting or, at any time prior to the meeting:

•
by delivering a written notice to the secretary of Abbott,

•
by delivering an authorized proxy with a later date, or

•
by voting by telephone or the Internet after you have given your proxy.

Discretionary Voting Authority

Unless authority is withheld in accordance with the instructions on the proxy, the persons named in the proxy will vote the shares covered by proxies they receive to elect the 12 nominees named in Item 1 on the proxy card. Should a nominee become unavailable to serve, the shares will be voted for a substitute designated by the board of directors, or for fewer than 12 nominees if, in the judgment of the proxy holders, such action is necessary or desirable. The persons named in the proxy may also decide to vote shares cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all), although they have no present intention of doing so.

Where a shareholder has specified a choice for or against the ratification of the appointment of Deloitte & Touche LLP as auditors, or the approval of a shareholder proposal, or where the shareholder has abstained on these matters, the shares represented by the proxy will be voted (or not voted) as specified. Where no choice has been specified, the proxy will be voted FOR the ratification of Deloitte & Touche LLP as auditors and AGAINST the shareholder proposals.

With the exception of matters omitted from this proxy statement pursuant to the rules of the Securities and Exchange Commission, the board of directors is not aware of any other issue which may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

Quorum and Vote Required to Approve Each Item on the Proxy

A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders with respect to that matter.

Effect of Broker Non-Votes and Abstentions

A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and, therefore, not entitled to vote on those matters, although these shares may be considered present and entitled to vote for other purposes. Brokers and banks have discretionary authority to vote shares in absence of instructions on matters the New York Stock Exchange considers "routine", such as the ratification of the appointment of the auditors. They do not have discretionary authority to vote shares in absence of instructions on "non-routine" matters. The election of directors and the shareholder proposals are considered "non-routine" matters. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting. Shares represented by proxies which are present and entitled to vote on a matter but which have elected to abstain from voting on that matter will have the effect of votes against that matter.

Inspectors of Election

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify shareholders are independent and are not Abbott employees.

Cost of Soliciting Proxies

Abbott will bear the cost of making solicitations from its shareholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail, telephone, Internet, or in person by directors, officers, or employees of Abbott and its subsidiaries.

Abbott has retained Georgeson Inc. to aid in the solicitation of proxies, at an estimated cost of $19,000 plus reimbursement for reasonable out-of-pocket expenses.

Abbott Laboratories Stock Retirement Plan

Participants in the Abbott Laboratories Stock Retirement Plan will receive a voting instruction card for their shares held in the Abbott Laboratories Stock Retirement Trust. The Stock Retirement Trust is administered by both a trustee and an investment committee. The trustee of the Trust is Mercer Trust Company. The members of the investment committee are William J. Chase, Stephen R. Fussell, and William H. Preece, Jr., employees of Abbott. The voting power with respect to the shares is held by and shared between the investment committee and the participants. The investment committee must solicit voting instructions from the participants and follow the voting instructions it receives. The investment committee may use its own discretion with respect to those shares for which no voting instructions are received.

Confidential Voting

It is Abbott's policy that all proxies, ballots, and voting tabulations that reveal how a particular shareholder has voted be kept confidential and not be disclosed, except:

•
where disclosure may be required by law or regulation,

•
where disclosure may be necessary in order for Abbott to assert or defend claims,

•
where a shareholder provides comments with a proxy,

•
where a shareholder expressly requests disclosure,

•
to allow the inspectors of election to certify the results of a vote, or

•
in other limited circumstances, such as a contested election or proxy solicitation not approved and recommended by the board of directors.

Information Concerning Security Ownership

The table below reports the number of common shares beneficially owned as of December 31, 2009, by BlackRock, Inc., (directly or through its subsidiaries) the only person known to Abbott to own beneficially more than 5% of Abbott's outstanding common shares. It is based on information contained in a Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 29, 2010. BlackRock reports it has sole voting and investment power with respect to these shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

BlackRock, Inc 40 East 52nd Street New York, New York 10022	91,716,744	5.9%

Information Concerning Nominees for Directors (Item 1 on Proxy Card)

Twelve directors are to be elected to hold office until the next Annual Meeting or until their successors are elected. All of the nominees are currently serving as directors.

Nominees for Election as Directors

Robert J. Alpern, M.D.                                    Age 59                        Director since 2008

Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine, New Haven, Connecticut

Dr. Robert Alpern has served as the Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine since June 2004. From July 1998 to June 2004, Dr. Alpern was the Dean of The University of Texas Southwestern Medical Center. He joined the faculty of The University of Texas Southwestern Medical Center in 1987 as Associate Professor and Chief of the Division of Nephrology. Dr. Alpern also served as Professor of Internal Medicine and held the Ruth W. and Milton P. Levy, Sr. Chair in Molecular Nephrology and the Atticus James Gill, M.D. Chair in Medical Science, while on the faculty of The University of Texas Southwestern Medical Center. Dr. Alpern served on the Scientific Advisory Board of Ilypsa from 2004 until 2007 and since 2007 has served on the Scientific Advisory Board of Relypsa. Dr. Alpern also serves as a Director on the Board of Yale – New Haven Hospital.

Roxanne S. Austin                                           Age 49                        Director since 2000

President and Chief Executive Officer, Move Networks, Inc., American Fork, Utah (Telecommunications) and President, Austin Investment Advisors, Newport Coast, California (Private Investment and Consulting Firm)

Mrs. Austin is the president and chief executive officer of Move Networks, Inc., an IP-based television solution provider. Since 2004, she has been the president of Austin Investment Advisors, a private investment and consulting firm. She served as president and chief operating officer of DIRECTV, Inc. from June 2001 to December 2003. She also served as executive vice president of Hughes Electronics Corporation and as a member of its executive committee until December 2003. From 1997 to June 2001, Mrs. Austin was the corporate senior vice president and chief financial officer of Hughes Electronics Corporation. Prior to joining Hughes in 1993, Mrs. Austin was a partner at the accounting firm Deloitte & Touche. Mrs. Austin earned her B.B.A. degree in accounting from the University of Texas at San Antonio. She serves on the board of trustees of the California Science Center. Mrs. Austin serves on the board of directors of Target Corporation, Teledyne Technologies Inc., and Telefonaktiebolaget LM Ericsson (LM Ericsson Telephone Company).

William M. Daley                                               Age 61                        Director since 2004

Vice Chairman and Head of the Office of Corporate Responsibility and Chairman of the Midwest, JPMorgan Chase & Co., Chicago, Illinois (Banking and Financial Services Company)

Mr. Daley has served as the senior executive of the Midwest region and serves on the JPMorgan Chase & Co. Executive Committee and on its International Council since May 2004. He served as president, SBC Communications, Inc. (diversified telecommunications) from December 2001 to May 2004. Mr. Daley was vice chairman of Evercore Capital Partners L.P. from January to November 2001. From June to December 2000, Mr. Daley served as chairman of Vice President Albert Gore's 2000 presidential election campaign. Mr. Daley served as the U.S. Secretary of Commerce from January 1997 to June 2000. Mr. Daley currently serves on the board of directors of The Boeing Company, The Art Institute of Chicago, Loyola University of Chicago, and Northwestern University. He also sits on the Council on Foreign Relations. Mr. Daley also served on the board of directors of Boston Properties, Inc. from 2003 to 2007. Mr. Daley is a graduate of Loyola University in Chicago and of John Marshall Law School.

W. James Farrell                                              Age 67                        Director since 2006

Retired Chairman and Chief Executive Officer of Illinois Tool Works Inc., Glenview, Illinois
(Worldwide Manufacturer of Highly Engineered Products and Specialty Systems)

Mr. Farrell served as the chairman of Illinois Tool Works Inc. from 1996 to 2006 and as its chief executive officer from 1995 to 2005. He currently serves on the board of directors of Allstate Insurance Company, UAL Corporation, and 3M. Mr. Farrell also served on the board of directors of Kraft Foods, Inc. from 2001 to 2006 and Sears, Roebuck and Company from 1999 to 2005.

H. Laurance Fuller                                           Age 71                        Director since 1988

Retired Co-Chairman of the Board, BP Amoco, p.l.c., London, United Kingdom
(Integrated Petroleum and Chemicals Company)
Mr. Fuller was elected president of Amoco Corporation in 1983 and chairman and chief executive officer in 1991. As the result of the merger of British Petroleum, p.l.c. and Amoco effective December 31, 1998, he became co-chairman of BP Amoco, p.l.c. He retired from that position in April 2000. He currently serves as a director of Cabot Microelectronics Corporation and The Nature Conservancy of South Carolina, and a life trustee of The Orchestral Association and presidential counselor of Cornell University. Mr. Fuller also served on the board of directors of Motorola, Inc. from 1994 to 2007.

William A. Osborn                                            Age 62                        Director since 2008

Retired Chairman and Chief Executive Officer of Northern Trust Corporation (A Multibank Holding Company) and The Northern Trust Company, Chicago, Illinois (Banking Services Company)

Mr. Osborn was chairman of Northern Trust Corporation from 1995 through 2009 and served as its chief executive officer from 1995 through 2007. Mr. Osborn currently serves as a director of Caterpillar Inc., General Dynamics Corporation, and Tribune Company. He is chairman of the Board of Trustees of Northwestern University and also serves as chairman of the Chicago Symphony Orchestra Association. Mr. Osborn served on the board of directors of Nicor, Inc. from 1999 to 2006. He holds a B.A. degree and an M.B.A. degree from Northwestern University.

The Rt. Hon. Lord Owen CH FRCP                  Age 71                        Director since 1996

Chairman of Europe Steel, Ltd., London, United Kingdom (International Trader in Steel Products)

David Owen is a British subject. He was a neurologist and Research Fellow on the Medical Unit of St. Thomas' Hospital, London, from 1962 through 1968 and a member of Parliament for Plymouth in the House of Commons from 1966 until he retired in May of 1992. In 1992, he was created a Life Peer and a Member of the House of Lords. In August of 1992, the European Union appointed him Co-Chairman of the International Conference on Former Yugoslavia. He stepped down in June of 1995. He was chairman of Global Natural Energy p.l.c. (an owner and operator of gasoline retailing sites) from 1995 to 2006. Lord Owen currently serves as a director of Hyperdynamics Corp. Lord Owen was Secretary for Foreign and Commonwealth Affairs from 1977 to 1979 and Minister of Health from 1974 to 1976.

Roy S. Roberts                                                  Age 70                        Director since 1998

Managing Director, Reliant Equity Investors, Chicago, Illinois (Venture Capital Firm)

Mr. Roberts has served as managing director of Reliant Equity Investors since September 2000. Mr. Roberts retired from General Motors in April 2000. At the time of his retirement, he was group vice president for North American Vehicle Sales, Service and Marketing of General Motors Corporation, having been elected to that position in October 1998. Prior to that time, he was vice president and general manager in charge of Field Sales, Service and Parts for the Vehicle Sales, Service and Marketing Group from August 1998 to October 1998, general manager of the Pontiac-GMC Division from February 1996 to October 1998, and general manager of the GMC Truck Division from October 1992 to February 1996. Mr. Roberts first joined General Motors Corporation in 1977 and became a corporate officer of General Motors Corporation in April 1987. Mr. Roberts earned a bachelor's degree from Western Michigan University. He also completed the Executive Development Program at Harvard Business School. He currently serves as a director of Enova Systems, Inc., as Trustee Emeritus at Western Michigan University, and as past president and on the National Board of Directors for the Boy Scouts of America. Mr. Roberts also served on the board of directors of Burlington Northern Santa Fe from 1993 to 2010.

Samuel C. Scott III                                            Age 65                        Director since 2007

Retired Chairman, President and Chief Executive Officer of Corn Products International, Inc., Westchester, Illinois
(A Corn Refining Company)

In 2009, Mr. Scott retired as chairman, president and chief executive officer of Corn Products International, after having served in those positions since 1997. He was president of the Corn Refining Division of CPC International from 1995 through 1997, when CPC International spun off Corn Products International as a separate corporation. Mr. Scott currently serves on the board of directors of Bank of New York Mellon Corporation, Motorola, Inc., the Chicago Council on Global Affairs, the Chicago Urban League, Northwestern Healthcare, and Chicago Sister Cities. Mr. Scott graduated from Fairleigh Dickinson University.

William D. Smithburg                                        Age 71                        Director since 1982

Retired Chairman, President and Chief Executive Officer, The Quaker Oats Company, Chicago, Illinois (Worldwide Food Manufacturer and Marketer of Beverages and Grain-Based Products)

Mr. Smithburg retired from Quaker Oats in October 1997. Mr. Smithburg joined Quaker Oats in 1966 and became president and chief executive officer in 1981, and chairman and chief executive officer in 1983 and also served as president from November 1990 to January 1993 and again from November 1995. Mr. Smithburg was elected to the Quaker board in 1978 and served on its executive committee until he retired. He is a director of Smurfit-Stone Container Corporation, Northern Trust Corporation, and Corning Incorporated. He is a member of the board of trustees of Northwestern University. Mr. Smithburg earned a B.S. degree from DePaul University and an M.B.A. degree from Northwestern University.

Glenn F. Tilton                                                   Age 61                        Director since 2007

Chairman, President and Chief Executive Officer of UAL Corporation, Elk Grove Township, Illinois (Holding Company) and United Air Lines, Inc., a wholly owned subsidiary of UAL Corporation (Air Transportation)

Mr. Tilton has been chairman, president and chief executive officer of UAL Corporation (UAL Corporation filed a voluntary bankruptcy petition under the federal bankruptcy laws in December 2002 and exited bankruptcy in February 2006) and United Air Lines, Inc., a wholly owned subsidiary of UAL Corporation since September 2002. From October 2001 to August 2002, he served as vice chairman of Chevron Texaco Corporation (global energy). In addition, from May 2002 to September 2002 he served as non-executive chairman of Dynegy, Inc. (energy). From February to October 2001 he served as chairman and chief executive officer of Texaco Inc. (global energy). He currently serves as the chairman of the board of directors of the Air Transport Association, and is a member of the U.S. Travel and Tourism Advisory Board. He also serves on the board of the directors of Northwestern Memorial Hospital and on the board of trustees for the Field Museum and the Museum of Science and Industry. Mr. Tilton also served on the board of directors of Lincoln National Corporation from 2002 to 2007, and TXU Corporation from 2005 to 2007.

Miles D. White                                                 Age 55                        Director since 1998

Chairman of the Board and Chief Executive Officer, Abbott Laboratories

Mr. White has served as Abbott's chairman of the board and chief executive officer since 1999. He served as an executive vice president of Abbott from 1998 to 1999, as senior vice president, diagnostics operations from 1994 to 1998, and as vice president, diagnostics systems operations from 1993 to 1994. Mr. White joined Abbott in 1984. He received both his bachelor's degree in mechanical engineering and M.B.A. degree from Stanford University. He serves on the board of trustees of The Culver Educational Foundation, The Field Museum in Chicago, and Northwestern University. He currently serves as a director of McDonald's Corporation. Mr. White also served on the board of directors of Motorola, Inc. from 2005 to 2009 and Tribune Company from 2005 to 2007.

The Board of Directors and its Committees

The Board of Directors

The board of directors held seven meetings in 2009. The average attendance of all incumbent directors at board and committee meetings in 2009 was 95 percent. Abbott encourages its board members to attend the annual shareholders meeting. Last year, all of Abbott's directors attended the annual shareholders meeting.

The board has determined that each of the following directors is independent in accordance with the New York Stock Exchange listing standards: R. J. Alpern, R. S. Austin, W. M. Daley, W. J. Farrell, H. L. Fuller, W. A. Osborn, D. A. L. Owen, W. A. Reynolds, R. S. Roberts, S. C. Scott III, W. D. Smithburg, and G. F. Tilton. To determine independence, the board applied the categorical standards attached as Exhibit A to this proxy statement. The board also considered whether a director has any other material relationships with Abbott or its subsidiaries and concluded that none of these directors had a relationship that impaired the director's independence. This included consideration of the fact that some of the directors are officers or serve on boards of companies or entities to which Abbott sold products or made contributions or from which Abbott purchased products and services during the year. In making its determination, the board relied on both information provided by the directors and information developed internally by Abbott.

The board has risk oversight responsibility for Abbott and administers this responsibility both directly and with assistance from its committees. The board has determined that the current leadership structure, in which the offices of chairman and chief executive officer are held by one individual and an independent director acts as lead director, ensures the appropriate level of oversight, independence and responsibility is applied to all board decisions, including risk oversight, and is in the best interests of Abbott and its shareholders. The chairman of the nominations and governance committee acts as the lead director to facilitate communication with the board and presides over regularly conducted executive sessions of the independent directors or sessions where the chairman of the board is not present. It is the role of the lead director to review and approve matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other board members. The lead director is chosen by and from the independent members of the board of directors, and serves as the liaison between the chairman and the independent directors; however, all directors are encouraged to, and in fact do, consult with the chairman on each of the above topics as well. The lead director, and each of the other directors, communicates regularly with the chairman and chief executive officer regarding appropriate agenda topics and other board related matters.

Abbott directors have backgrounds that when combined provide a portfolio of experience and knowledge that serve Abbott's governance and strategic needs. Director nominees are considered on the basis of a range of criteria including broad-based business knowledge and relationships, prominence and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship. They must have demonstrated experience and ability that is relevant to the board's oversight role with respect to Abbott's business and affairs. Each director's biography includes the particular experience and qualifications that led the board to conclude that the director should serve on the board. The directors' biographies are on pages 4 to 7.

Committees of the Board of Directors

The board of directors has five committees established in Abbott's bylaws: the executive committee, audit committee, compensation committee, nominations and governance committee, and public policy committee. Each of the members of the audit committee, compensation committee, nominations and governance committee, and public policy committee is independent.

The executive committee, whose members are M. D. White, chairman, R. S. Austin, H. L. Fuller, W. A. Reynolds, and W. D. Smithburg, did not hold any meetings in 2009. This committee may exercise all the authority of the board in the management of Abbott, except for matters expressly reserved by law for board action.

The audit committee, whose members are R. S. Austin, chair, D. A. L. Owen, S. C. Scott III, W. D. Smithburg, and G. F. Tilton, held seven meetings in 2009. The committee is governed by a written charter. This committee assists the board of directors in fulfilling its oversight responsibility with respect to Abbott's accounting and financial reporting practices and the audit process, the quality and integrity of Abbott's financial statements, the independent auditors' qualifications, independence and performance, the performance of Abbott's internal audit function and internal auditors, and certain areas of legal and regulatory compliance. Each of the members of the audit committee is financially literate, as required of audit committee members by the New York Stock Exchange. The board of directors has determined that R. S. Austin, the committee's chair, is an "audit committee financial expert." A copy of the report of the audit committee is on page 38.

The compensation committee, whose members are W. D. Smithburg, chairman, W. M. Daley, W. J. Farrell, H. L. Fuller, and W. A. Osborn, held three meetings in 2009. The committee is governed by a written charter. This committee assists the board of directors in carrying out the board's responsibilities relating to the compensation of Abbott's executive officers and directors. The compensation committee annually reviews the compensation paid to the members of the board and gives its recommendations to the full board regarding both the amount of director compensation that should be paid and the allocation of that compensation between equity-based awards and cash. In recommending director compensation, the compensation committee takes comparable director fees into account and reviews any arrangement that could be viewed as indirect director compensation. The processes and procedures used for the consideration and determination of executive compensation are described in the section of the proxy captioned, "Compensation Discussion and Analysis." This committee also reviews, approves, and administers the incentive compensation plans in which any executive officer of Abbott participates and all of Abbott's equity-based plans. It may delegate the responsibility to administer and make grants under these plans to management, except to the extent that such delegation would be inconsistent with applicable law or regulation or with the listing rules of the New York Stock Exchange. The compensation committee has the sole authority, under its charter, to select, retain and/or terminate independent compensation advisors. The committee has engaged Hewitt Associates LLC to provide counsel and advice on executive and non-employee director compensation matters. Hewitt, and its principal, report directly to the chair of the committee. The principal meets regularly, and as needed, with the committee in executive sessions, has direct access to the chair during and between meetings, and performs no other services for Abbott or its senior executives. The committee determines what variables it will instruct Hewitt to consider, and they include: peer groups against which performance and pay should be examined, financial metrics to be used to assess Abbott's relative performance, competitive long-term incentive practices in the marketplace, and compensation levels relative to market practice. The committee negotiates and approves any fees paid to Hewitt for these services. In 2009, the committee authorized payment of approximately $290,000 to Hewitt for services rendered to the committee relating to executive compensation. Separately, Abbott management engaged Hewitt to perform and paid approximately $6 million for unrelated services, including actuarial work, pension design and administration, and general consulting. The compensation committee was informed about these services, but its formal approval was not requested. A copy of the compensation committee report is on page 16.

The nominations and governance committee, whose members are H. L. Fuller, chairman, W. J. Farrell, D. A. L. Owen, W. A. Reynolds, and R. S. Roberts, held two meetings in 2009. The committee is governed by a written charter. This committee assists the board of directors in identifying individuals qualified to become board members and recommends to the board the nominees for election as directors at the next annual meeting of shareholders, recommends to the board the persons to be elected as executive officers of Abbott, develops and recommends to the board the corporate governance guidelines applicable to Abbott, and serves in an advisory capacity to the board and the chairman of the board on matters of organization, management succession plans, major changes in the organizational structure of Abbott, and the conduct of board activities. The process used by this committee to identify a nominee to serve as a member of the board of directors depends on the qualities being sought. From time to time, Abbott engages an executive search firm to assist the committee in identifying individuals qualified to be board members. Board members should have backgrounds that when combined provide a portfolio of experience and knowledge that will serve Abbott's governance and strategic needs. In the process of identifying nominees to serve as a member of the board of directors, the nominations and governance committee considers the board's diversity of ethnicity, gender and geography and assesses the effectiveness of the process in achieving that diversity. Board candidates will be considered on the basis of a range of criteria, including broad-based business knowledge and relationships, prominence and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship. Directors should have demonstrated experience and ability that is relevant to the board of directors' oversight role with respect to Abbott's business and affairs.

The public policy committee, whose members are W. A. Reynolds, chair, R.J. Alpern, R. S. Austin, W. M. Daley, and R. S. Roberts held one meeting in 2009. The committee is governed by a written charter. This committee assists the board of directors in fulfilling its oversight responsibility with respect to Abbott's public policy, certain areas of legal and regulatory compliance, and governmental affairs and healthcare compliance issues that affect Abbott by discharging the responsibilities set forth in its charter.

Communicating with the Board of Directors

Interested parties may communicate with the board of directors by writing a letter to the chairman of the board, to the chairman of the nominations and governance committee, who acts as the lead director at the meetings of the independent directors, or to the independent directors c/o Abbott Laboratories, 100 Abbott Park Road, D-364, AP6D, Abbott Park, Illinois 60064-6400 Attention: corporate secretary. The general counsel and corporate secretary regularly forward to the addressee all letters other than mass mailings, advertisements, and other materials not relevant to Abbott's business. In addition, directors regularly receive a log of all correspondence received by the company that is addressed to a member of the board and may request any correspondence on that log.

Corporate Governance Materials

Abbott's corporate governance guidelines, outline of directorship qualifications, director independence standards, code of business conduct and the charters of Abbott's audit committee, compensation committee, nominations and governance committee, and public policy committee are all available in the corporate governance section of Abbott's investor relations Web site (www.abbottinvestor.com).

Director Compensation

Abbott employees are not compensated for serving on the board or board committees. Abbott's non-employee directors are compensated for their service under the Abbott Laboratories Non-Employee Directors' Fee Plan and the Abbott Laboratories 2009 Incentive Stock Program.

The following table sets forth a summary of the non-employee directors' 2009 compensation.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)

R. J. Alpern	$108,000	$106,981	$0		$197	$2,276	$217,454

R. S. Austin	126,000	106,981	0		0	0	232,981

W. M. Daley	108,000	106,981	0		0	5,886	220,867

W. J. Farrell	108,000	106,981	0		1,574	4,840	221,395

H. L. Fuller	120,000	106,981	0		0	39,498	266,479

W. A. Osborn	108,000	106,981	0		0	2,294	217,275

D. A. L. Owen	88,500	106,981	0		0	25,000	220,481

W. A. Reynolds	120,000	106,981	0		1,831	77,956	306,768

R. S. Roberts	108,000	106,981	0		1,615	23,453	240,049

S. C. Scott III	114,000	106,981	0		0	17,500	238,481

W. D. Smithburg	126,000	106,981	26,145	(4)	218	107,744	367,088

G. F. Tilton	114,000	106,981	0		0	27,761	248,742

(1)
Under the Abbott Laboratories Non-Employee Directors' Fee Plan, effective as of the 2009 Annual Shareholder Meeting, non-employee directors earn $9,500 for each month of service as a director and $1,000 for each month of service as a chairman of a board committee, other than the chairman of the audit committee. The chairman of the audit committee receives $1,500 for each month of service as a chairman of that committee and the other members of the audit committee receive $500 for each month of service as a committee member.

  Fees earned under the Abbott Laboratories Non-Employee Directors' Fee Plan are paid in cash to the director, paid in the form of vested non-qualified stock options (based on an independent appraisal of their fair value), deferred (as a non-funded obligation of Abbott), or paid currently into an individual grantor trust established by the director. The distribution of deferred fees and amounts held in a director's grantor trust generally commences when the director reaches age 65, or upon retirement from the board of directors. The director may elect to have deferred fees and fees deposited in trust credited to either a guaranteed interest account at the prime rate plus 2.25 percentage points or to a stock equivalent account that earns the same return as if the fees were invested in Abbott stock. If necessary, Abbott contributes funds to a director's trust so that as of year end the stock equivalent account balance (net of taxes) is not less than seventy-five percent of the market value of the related Abbott common stock at year end. Abbott pays the director for any tax owed with respect to the income earned by the trust or any supplemental contributions to the trust by Abbott.

  With respect to D. A. L. Owen, the amount reported does not include $25,500 in fees which were received in the form of non-qualified stock options to purchase 1,496.25 shares and were reported in the 2009 proxy statement.

(2)
The amounts reported in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. Abbott determines the grant date fair value of stock unit awards by multiplying the number of restricted stock units granted by the average of the high and low market prices of an Abbott common share on the date of grant.

  In addition to the fees described in footnote 1, the Abbott Laboratories 2009 Incentive Stock Program provides that each non-employee director elected to the board of directors at the annual shareholder meeting receives vested restricted stock units having a value of $107,000 (rounded down). In 2009, this was 2,465 units. The non-employee directors receive cash payments equal to the dividends paid on the Abbott shares covered by the units at the same rate as other shareholders. Upon termination, retirement from the board, death, or a change in control of Abbott, a non-employee director will receive one Abbott common share for each restricted stock unit outstanding under the Incentive Stock Program.

  The following restricted stock units were outstanding as of December 31, 2009: R. J. Alpern, 2,465; R. S. Austin, 10,128; W. M. Daley, 10,128; W. J. Farrell, 8,239; H. L. Fuller, 10,128; W. A. Osborn, 4,382; D. A. L. Owen, 10,128; W. A. Reynolds, 10,128; R. S. Roberts, 10,128; S. C. Scott III, 6,112, W. D. Smithburg, 10,128; G. F. Tilton, 6,112.

(3)
The following options were outstanding as of December 31, 2009: R. S. Austin, 6,668; H. L. Fuller, 43,460; D. A. L. Owen, 33,587; W. A. Reynolds, 31,139; R. S. Roberts, 16,179; and, W. D. Smithburg, 10,091.

(4)
These are replacement options that were issued to W. D. Smithburg when he paid the exercise price of previously issued options with Abbott common shares. The amount reported in this column represents the aggregate grant date fair value of the options in accordance with Financial Accounting Standards Board ASC Topic 718 and was determined as of the options' grant date using a Black-Scholes stock option valuation model. The model uses the following assumptions: expected volatility of 24%, dividend yield of 2.7%, risk-free interest of 1.6%, and an option life of 1.3 years. These amounts are being reported solely for the purpose of comparative disclosure in accordance with the Securities and Exchange Commission rules. There is no certainty that the amount determined using a Black-Scholes stock option valuation model would be the value at which the options would be traded for cash.

(5)
The totals in this column include reportable interest credited under Abbott Laboratories Non-Employee Directors' Fee Plan during the year.

(6)
The amounts reported in this column include tax payments made in connection with the director's existing trust established under the Abbott Laboratories Non-Employee Directors' Fee Plan, as follows: H. L. Fuller, $26,207; W. A. Reynolds, $46,674; and, W. D. Smithburg, $74,893. Abbott's non-employee directors are eligible to participate in Abbott's charitable matching grant program, which matches the director's contributions (up to $25,000 annually) to charities recognized by the Internal Revenue Service. These amounts also include charitable matching grant contributions, as follows: H. L. Fuller, $10,000; D. A. L. Owen, $25,000; W. A. Reynolds, $25,000; R. S. Roberts, $15,000; S. C. Scott, III, $17,500; W. D. Smithburg, $25,000; and, G. F. Tilton, $25,000.

Security Ownership of Executive Officers and Directors

The table below reflects the number of common shares beneficially owned as of January 31, 2010, by each director, by the chief executive officer, the chief financial officer, and the three other most highly paid executive officers (the "named officers"), and by all directors and executive officers of Abbott as a group. It also reflects the number of stock equivalent units and restricted stock units held by non-employee directors under the Abbott Laboratories Non-Employee Directors' Fee Plan.

Name	Shares Beneficially Owned (1)(2)(3)	Stock Options Exercisable within 60 days of January 31, 2010	Stock Equivalent Units

R. J. Alpern	2,465	0	629

R. S. Austin	16,972	6,668	0

O. Bohuon	73,676	238,245	0

W. M. Daley	13,628	0	10,087

W. J. Farrell	9,239	0	0

T. C. Freyman	389,376	706,473	0

H. L. Fuller	15,328	43,460	57,267

J. V. Mazzo	50,000	439,505	0

W. A. Osborn	15,382	0	3,885

D. A. L. Owen	12,088	33,587	6,554

W. A. Reynolds	47,482	31,139	81,557

R. S. Roberts	21,620	16,179	1,551

L. J. Schumacher	122,842	430,964	0

S. C. Scott III	12,112	0	5,602

W. D. Smithburg	56,877	5,211	131,484

G. F. Tilton	13,462	0	5,602

M. D. White	1,270,788	4,106,848	0

All directors and executive officers as a group (4)(5)	3,953,269	10,559,941	304,218

(1)
The table includes shares held in the officers' accounts in the Abbott Laboratories Stock Retirement Trust as follows: T. C. Freyman, 22,160; M. D. White, 20,159; and, all executive officers as a group, 126,556. Each officer has shared voting power and sole investment power with respect to the shares held in his or her account.

(2)
The table includes restricted stock units held by the non-employee directors and payable in stock upon their retirement from the board as follows: R. J. Alpern, 2,465; R. S. Austin, 10,128; W. M. Daley, 10,128; W. J. Farrell, 8,239; H. L. Fuller, 10,128; W. A. Osborn, 4,382; D. A. L. Owen, 10,128; W. A. Reynolds, 10,128; R. S. Roberts, 10,128; S. C. Scott III, 6,112; W. D. Smithburg, 10,128; G. F. Tilton, 6,112; and, all directors as a group, 98,206.

(3)
The table includes shares pledged as security as follows: T. C. Freyman, 47,292; M. D. White, 276,303; and all executive officers as a group, 379,278.

(4)
Certain executive officers of Abbott are fiduciaries of several employee benefit trusts maintained by Abbott. As such, they have shared voting and/or investment power with respect to the common shares held by those trusts. The table does not include the shares held by the trusts. As of January 31, 2010, these trusts owned a total of 47,010,894 (3.0%) of the outstanding shares of Abbott.

(5)
Excluding the shared voting and/or investment power over the shares held by the trusts described in footnote 4, the directors, director nominees, and executive officers as a group together own beneficially less than one percent of the outstanding shares of Abbott.

Executive Compensation

Compensation Discussion and Analysis

COMPENSATION PHILOSOPHY

The Compensation Committee has established a compensation philosophy to attract, retain and motivate executives and to align their financial rewards with shareholder returns. At Abbott, this philosophy results in the vast majority of executive compensation being performance based. The following guiding principles apply:

All components of both performance and pay should be examined relative to two peer groups:

1.
Primarily to direct health care competitors. This group presently includes Amgen, Bristol-Myers Squibb Company, Eli Lilly and Company, Glaxo SmithKline plc, Johnson & Johnson, Merck & Company, Inc., Novartis, Pfizer, Inc. and, prior to their acquisition, Schering-Plough Corporation and Wyeth.

2.
Secondarily, to a select group of global, diversified high performing companies with a five-year average return on equity of 18% or higher and similar to Abbott in terms of size and/or scope of operations. This group currently includes 3M Company, Bristol-Myers Squibb Company, Caterpillar, The Coca-Cola Company, Colgate-Palmolive Company, General Dynamics Corporation, General Mills, Inc., H.J. Heinz Company, Kellogg Company, Kimberly-Clark Corporation, McDonald's Corporation, Merck & Company, Inc., PepsiCo, Inc., Procter & Gamble and Sara Lee Corporation.

To achieve the Compensation Committee's objectives, Abbott's pay plans must serve three primary purposes. First, they must be competitive. Presently, competitive means targeting total compensation, in the aggregate (i.e., including base pay, short-term incentives, long-term incentives and benefits) in a manner that references the median of our primary health care comparison group as an initial benchmark, but varies based on individual and company performance relative to those peer groups over 1, 3 and 5-years. Individual targets are equitably set on the same basis, compared to both peer groups and internal benchmarks. Secondly, pay should vary based on company and individual performance. Thirdly, they should align participant's interests with shareholders.

Specifically, base salaries are typically reviewed annually. Overall, company targets are set based on the company's business plan. Individual increases are granted based on performance (merit), and influenced by internal and external equity. The Compensation Committee focuses on those elements of pay that are driven by performance, rather than on fixed elements such as base pay.

Short-term (annual) incentive targets are determined annually. Specific performance goals supporting both the company's overall goals for the year and the contributions of each executive in his or her own area of responsibility are established. In this way, each executive's bonus is directly tied to company results, yet varies based on the individual's actual performance. Short-term incentives primarily support the setting and tracking of individual and team goals, and rewarding performance that facilitates their achievement. In the aggregate, short-term incentives should trail our peers when performance trails, match our peers when performance is at peer levels and exceed peers when performance does.

Long-term incentives are typically in the form of equity-based awards and are designed to increase executives' ownership in the company, creating direct alignment with the interests of shareholders. As with other pay elements, reference is made to the median of competitive benchmarks, but the actual awards vary based on Abbott's overall results compared to peers, the company's business plan, and individual performance. Long-term incentives serve two primary purposes. The first objective is the retention of our senior leaders, a key asset of the company. Secondly, long term incentives help to continuously align shareholder and executive interests. Accordingly, while reference is made to the competitive medians, long-term incentive awards should trail competitors when performance trails, match competitors when performance matches, and exceed competitors when performance exceeds their performance. To achieve this outcome, Abbott currently grants both non-qualified stock options and full value shares subject to vesting restrictions. The full value shares are typically granted in two forms: performance based restricted stock with a return on equity vesting threshold and traditional time-vested shares, which provide for cliff vesting to provide retention incentives for the recipient.

Post-retirement and certain other benefits are also necessary to attract and retain key executives. In the aggregate, while the practices of individual companies vary widely, these plans also reference competitive medians which are adjusted to reflect the actual performance of the individual and the company.

HOW OUR PHILOSOPHY GUIDES SPECIFIC DECISIONS

As noted earlier, the vast majority of executive compensation is performance based. Each named officer establishes specific written goals for each performance period, typically a calendar year. These goals establish targets which are tied with the financial, strategic and operational goals of the company and include company and business specific targets relating to net sales, gross margin, investment results, earnings per share, and similar financial measures. The appropriate Executive Officer and the Chief Executive Officer review the goals of each executive for alignment and calibration with the overall objectives of the company. The Chief Executive Officer's goals are established with input from and are reviewed by the independent Board members. The Chief Executive Officer evaluates the performance and recommends the total compensation award for each named officer, other than himself. The Chief Executive Officer's performance, against these established goals, is reviewed by the Compensation Committee and, based upon that evaluation, the Committee determines the compensation of the Chief Executive Officer, with the exception of the Chief Executive Officer's base compensation, which is approved by the independent directors of the full board, following the recommendation of the Committee. The Committee also reviews the performance of the company's other executive officers, taking into consideration the Chief Executive Officer's recommendation, and determines their compensation based on that review.

COMPENSATION COMPONENTS

Using compensation survey data from the peer groups, a range for total compensation and each of its elements—base salary, annual incentive, long-term incentives and non-cash compensation—is annually established by the Committee for each named officer. The Committee considered a number of alternative financial metrics to assess Abbott's relative performance. Based upon the advice of its independent compensation consultant, and its own review, the Committee determined that total shareholder return, earnings per share, return on equity, and return on net assets were appropriate performance measures. The Committee also evaluates the success of the management team as a whole and each officer's goals in the development and execution of strategic plans, the development of talent, successful progress of Abbott's diversity initiative, and the exercise of leadership within the industry and in the communities that Abbott serves.

Specific pay decisions for the named officers are described below and reflected in the Summary Compensation Table on page 18 of this proxy statement.

Base Pay

An overall merit budget of 3.0% was established for executive staff in 2009. Most executives received a 3.0% merit increase, but due to individual performance, peer comparisons both outside and inside the company, promotions, career growth and potential, individual increases varied.

Performance-Based Annual Cash Incentives

All named officers participate in the 1998 Abbott Laboratories Performance Incentive Plan. The Performance Incentive Plan is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for performance-based compensation.

Each year, maximum award allocations for Performance Incentive Plan participants as a percentage of consolidated net earnings are set. For 2009, the maximum award for the Chief Executive Officer was ..0015 of adjusted consolidated net earnings for the fiscal year and for all other Performance Incentive Plan participants .00075 of adjusted consolidated net earnings. Historically, and in 2009, the Committee exercised its discretion to deliver Performance Incentive Plan awards below the maximums.

Actual 2009 awards paid to Performance Incentive Plan participants were based on performance relative to pre-determined company and individual goals and measures. The company met or exceeded its predetermined 2009 financial goals, including consolidated net earnings, profitability, sales, returns and earnings per share. Since the company financial goals were met in 2009, that portion of each participant's award was paid accordingly.

For the individual component, each participant had a portion of his or her award determined based on goals specific to the officer's area of responsibility, which included sales, margin, returns, cash flow, and demonstrated management and leadership, as appropriate. Goal performance varied among participants in 2009 and as a result the final bonus awards differed.

Long-Term Incentives—Equity Awards

For 2008, Abbott was the top ranked company for total shareholder return for the three and five-year performance periods, and ranked second in the health care group on a one-year basis. Based on the committee's assessment of this performance, the goals of the company's long-term incentive program, each individual's relative performance against his or her pre-determined goals, current outstanding awards held by named officers and the recommendation of its independent compensation consultant, the Committee delivered long-term incentive awards that were, in aggregate, in the top quartile of the health care peer group.

Applying these standards, the Committee determined the value for each named officer and made the awards reported in the Summary Compensation Table as shown on page 18 of this proxy statement. Further, the Committee determined, in 2009, based on changing market practice, support from its independent compensation consultant and in consideration of the recommendations of institutional shareholders, the long-term incentive award for named officers should be in the form of 25% stock options and 75% performance-vested shares.

Abbott's policy with respect to its annual equity award for all employees, including the Chief Executive Officer, executive officers and all other officers of the company, is to grant this award and set the grant price at the same time each year, at the Compensation Committee's regularly scheduled February meeting. These meeting dates are generally the third Friday of February and are scheduled two years in advance. In 2009, the annual grant was dated and the grant price set on February 20th. The historical practice for setting the grant price is the average of the highest and lowest trading price of a common share on the date of the grant (rounded up to the next even penny). The grant price for the 2009 annual grant was set at $54.14. The high, low and closing price of an Abbott common share on February 20th was $54.66, $53.60 and $54.03, respectively.

In establishing criteria for performance vesting shares, the Committee considered the recommendation of its independent compensation consultant, and the fact that the secondary comparison of "High-Performance Companies" is currently defined by five-year average return on equity of 18% or greater. Accordingly, performance-based stock awards granted in 2009 will be earned (vested) over a period of up to five years, with not more than one-third of the award vesting in any one year, dependent upon the company achieving an annual return on equity threshold of 18% from continuing operations adjusted for specified items per the quarterly earnings releases (which is currently above the median of

Abbott's Standard Industrial Classification peer group). If the thresholds are met in three of the five years, 100% of the performance shares will vest. If the thresholds are not met in any of the five years, 100% of the performance shares will be forfeited. Outstanding restricted shares receive dividends at the same rate as all other shareholders.

Post Termination and Other Benefits

Each of the benefits described below were chosen to support the company's objective of providing a total competitive pay program. Individual benefits do not directly affect decisions regarding other benefits or pay components, except to the extent that all benefits and pay components must, in aggregate, be competitive, as previously discussed.

Retirement Benefits

The named U.S. officers participate in two Abbott-sponsored defined benefit plans: the Abbott Laboratories Annuity Retirement Plan and the Abbott Laboratories Supplemental Pension Plan. These plans are described in greater detail in the section of the proxy statement captioned "Pension Benefits". Mr. Bohuon's retirement benefit is accrued and paid in accordance with the French statutory programs. The French Retirement Indemnity and the Social Security pension provide benefits based on years of service and compensation.

Since officers' Supplemental Pension Plan benefits cannot be secured in a manner similar to qualified plans, which are held in trust, officers receive an annual cash payment equal to the increase in present value of their Supplemental Pension Plan benefit. Officers have the option of depositing these annual payments to an individually established grantor trust, net of tax withholdings. Deposited amounts may be credited with the difference between the officer's actual annual trust earnings and the rate used to calculate trust funding (currently eight percent). Amounts deposited in the individual trusts are not tax deferred. Since amounts contributed to the trust have already been taxed, Abbott remits the tax owed on the income earned by the trust or any company adjustment paid to the trust, thus preserving the parity of the benefit to those payable under the Annuity Retirement Plan. The manner in which the grantor trust will be distributed to an officer upon retirement from the company generally follows the manner elected by the officer under the Annuity Retirement Plan. Should an officer (or his spouse depending upon the pension distribution method elected by the officer under the Annuity Retirement Plan) live beyond the actuarial life expectancy age used to determine the Supplemental Pension Plan benefit and therefore exhaust the trust balance, the Supplemental Pension Plan benefit will be paid to the officer by Abbott.

Deferred Compensation

U.S. officers of the company, like all U.S. employees, are eligible to defer a portion of annual base salary, on a pre-tax basis, to the company's qualified 401(k) plan, up to the IRS contribution limits. Officers are also eligible to defer up to 18% of their base salary, less contributions to the 401(k) plan, to a non-qualified plan. 100% of annual incentive awards earned under the company's Performance Incentive Plan are also eligible for deferral to a non-qualified plan. Officers may defer these amounts to unfunded book accounts or choose to have the amounts paid in cash on a current basis and deposited into individually established grantor trusts, net of tax withholdings. These amounts are credited annually with earnings equivalent to the average prime rate over the previous thirteen months plus 2.25 percent. Amounts deposited in the individual trusts are not tax deferred. Since amounts contributed to the trusts have already been taxed, Abbott remits the tax owed on the income earned by the trusts or any company adjustment paid to the trusts. Officers elect the manner in which the assets held in their grantor trusts will be distributed to them upon retirement or other separation from the company.

Change in Control Arrangements

Messrs. White, Freyman and Bohuon do not have change in control agreements, however, Abbott's other executive officers have individual change in control agreements. The purpose of these agreements is to aid in retention and recruitment, encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the company and to protect the earned benefits of the officer against adverse changes resulting from a change in control. The level of payments provided under the agreements is established to be consistent with market practice as confirmed by data provided the Committee by its independent compensation consultant. These arrangements are described in greater detail in the section of the proxy captioned "Potential Payments Upon Termination or Change in Control".

Financial Planning

Named officers are eligible for up to $10,000 of annual costs associated with estate planning advice, tax preparation and general financial planning fees. If an officer chooses to utilize this benefit, fees for services received up to the annual allocation are paid by the company and are treated as imputed income to the officer who then is responsible for payment of all taxes due on the fees paid by the company.

Company Automobile

U.S. named officers are eligible for use of a company-leased vehicle, with a lease term of 50 months. Seventy-five (75%) percent of the cost of the vehicle is imputed to the officer as income.

Company Aircraft

Non-business related flights on corporate aircraft are covered by time-sharing lease agreements, pursuant to which certain costs associated with those flights are reimbursed in accordance with Federal Aviation Administration regulations. Messrs. White and Freyman have such agreements and reimbursed the Company.

Disability Benefit

In addition to Abbott's standard disability benefits, the named officers are eligible for a monthly long-term disability benefit, which is described in greater detail in the section of the proxy captioned, "Potential Payments Upon Termination or Change in Control."

SHARE OWNERSHIP GUIDELINES

To further promote sustained shareholder return and to ensure the company's executives remain focused on both short and long-term objectives, the company has established share ownership guidelines. Each officer has five years from the date appointed/elected to his/her position to achieve the ownership level associated with the position. The share ownership requirements are 175,000 shares for the Chief Executive Officer; 50,000 shares for Executive Vice Presidents and Senior Vice Presidents and 25,000 shares for all other officers. All named officers meet or substantially exceed the guidelines.

As provided in Abbott's Stock Incentive Program, no award may be assigned, alienated, sold or transferred otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or as permitted by the Committee for estate planning purposes, and no award and no right under any award, may be pledged, alienated, attached or otherwise encumbered. All members of senior management, including the company's executive officers, and certain other employees are required to clear any transaction involving company stock with the General Counsel prior to entering into such transaction.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER'S COMPENSATION

The company's performance for 2009 as previously described and as reflected in the company's financial statements included strong growth in sales, earnings and shareholder returns that placed Abbott at the top of the health care peer group. Accordingly, in evaluating Mr. White's overall performance, the Committee determined that Mr. White exceeded his strategic and financial goals for 2009. Therefore, in February 2010, the Committee awarded Mr. White a Performance Incentive Plan bonus of $3,900,000 for his performance in 2009, intended to recognize his leadership in guiding the Company's strong performance.

Other 2009 compensation approved for Mr. White by the Committee and Independent Directors of the Board, as appropriate, in February 2009 (the Committee's Charter requires the CEO's base salary be approved by the Independent Directors of the Board) included a base salary increase of 3.0%, the average of the company's U.S. merit increase budget, to $1,861,700, a 325,000 share stock option grant and a 230,000 share performance vesting restricted stock award.

COMPLIANCE

The Performance Incentive Plan and Incentive Stock Program, which are described above, are intended to comply with Internal Revenue Code Section 162(m) to ensure deductibility.

The Committee reserves the flexibility to take actions that may be based on considerations in addition to tax deductibility. The Committee believes that shareholder interests are best served by not restricting the Committee's discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee may from time to time approve components of compensation for certain officers that are not deductible.

While the Committee does not anticipate there would ever be circumstances where a restatement of earnings upon which any incentive plan award decisions were based would occur, the Committee, in evaluating such circumstances, has discretion to take all actions necessary to protect the interests of shareholders up to and including actions to recover such incentive awards. Such circumstances have never occurred.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board is primarily responsible for reviewing, approving and overseeing Abbott's compensation plans and practices, and works with management and the committee's independent consultant to establish Abbott's executive compensation philosophy and programs. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

W. D. Smithburg, Chairman, W. M. Daley, W. J. Farrell, H. L. Fuller, and W. A. Osborn.

Performance Graph

The following graph compares the change in Abbott's cumulative total shareholder return on its common shares with the Standard & Poor's 500 Index and the Standard & Poor's 500 Health Care Index. Abbott's cumulative total shareholder returns have outperformed both the Standard & Poor's 500 Index and the Standard & Poor's 500 Health Care Index over the period shown on the following graph.

Summary Compensation Table

The following table summarizes compensation awarded to, earned by, or paid to the named officers. The section of the proxy statement captioned "Compensation Discussion and Analysis – Compensation Components" describes in greater detail the information reported in this table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)

Miles D. White,	2009	$1,852,319	$12,449,900	$3,016,000	$3,900,000	$4,286,007	$709,770	$26,213,996
Chairman of the Board,
Chief Executive Officer	2008	1,795,471	7,499,925	10,757,796	4,200,000	3,149,302	850,893	28,253,387
and Director
	2007	1,726,936	7,355,600	14,774,465	4,050,000	2,998,887	1,048,661	31,954,549

Thomas C. Freyman,	2009	914,461	4,124,706	1,004,096	1,286,000	2,149,511	82,453	9,561,227
Executive Vice
President, Finance	2008	886,363	1,744,427	1,456,050	1,232,500	1,007,849	140,942	6,468,131
and Chief Financial
Officer	2007	852,542	2,553,444	3,527,170	1,200,000	837,712	355,329	9,326,197

Olivier Bohuon,(7)(8)	2009	772,420	2,389,905	572,547	730,000	347,745	419,972	5,232,589
Executive Vice President,
Abbott Pharmaceutical
Products Group

Laura J. Schumacher,	2009	799,350	2,479,154	602,272	1,075,000	677,765	90,519	5,724,060
Executive Vice President,
General Counsel	2008	774,808	1,511,096	1,495,068	986,700	340,994	146,504	5,255,170
and Secretary

James V. Mazzo,(9)	2009	640,866	2,615,750	0	349,000	91,701	6,696,768	10,394,085
Senior Vice President,
Abbott Medical Optics

(1)
In accordance with recent changes in the Securities and Exchange Commission's rules, the amounts in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. Abbott determines grant date fair value by multiplying the number of shares granted by the average of the high and low market prices of an Abbott common share on the award's date of grant.

(2)
In accordance with recent changes in the Securities and Exchange Commission's rules, the amounts in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. These amounts include the following aggregate grant date fair values attributable to replacement stock options issued with respect to original option grants made before 2005: M. D. White, $0 for 2009, $4,705,196 for 2008, and $7,690,465 for 2007; T. C. Freyman, $0 for 2009, $0 for 2008, and $2,084,610 for 2007; and, L. J. Schumacher, $0 for 2009 and $233,158 for 2008. Except for outstanding options that have a replacement option feature, options granted after 2004 do not include a replacement option feature. When the exercise price of an option with a replacement option feature is paid (or, in the case of a non-qualified stock option, when the option's exercise price or the withholding taxes resulting on exercise of that option are paid) with Abbott common shares held by the named officer, a replacement option may be granted for the number of shares used to make that payment. Abbott uses the closing price of an Abbott common share on the business day before the exercise to determine the number of shares required to exercise the related option and the exercise price of the replacement option. The replacement option is exercisable in full six months after the date of grant, and has a term expiring on the expiration date of the original option. Other terms and conditions of the replacement option award are the same in all material respects to those applicable to the original grant.

(3)
These amounts were determined as of the option's grant date using a Black-Scholes stock option valuation model. These amounts are being reported solely for the purpose of comparative disclosure in accordance with the Securities and Exchange Commission rules. There is no certainty that the amount determined using a Black-Scholes stock option valuation model would be the value at which employee stock options would be traded for cash. For options, other than replacement options, the assumptions are the same as those described in Note 9 entitled "Incentive Stock Program" of Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplementary Data" in Abbott's 2009 Annual Report on Securities and Exchange Commission Form 10-K. For replacement options, the model uses the following assumptions: expected volatility of 20% for 2008 and 19% for 2007, dividend yield ranging between 2.4% and 2.7% for 2008 and 2.0% and 2.3% for 2007, risk-free interest ranging between 1.1% and 2.5% for 2008 and 3.3% and 4.7% for 2007, and an option life equal to 60% of the option's remaining term for 2008 and 61% for 2007. None of the named officers received any replacement options in 2009.

(4)
This compensation is earned as a performance-based incentive bonus, pursuant to the 1998 Abbott Laboratories Performance Incentive Plan. Additional information regarding the Performance Incentive Plan can be found in the section of this proxy statement captioned, "Compensation Discussion and Analysis – Compensation Components – Performance-Based Annual Cash Incentives."

(5)
The plan amounts shown below are reported in this column.

  For Messrs. White and Freyman, the amounts shown alongside the officer's name are for 2009, 2008, and, 2007, respectively. For Messrs. Bohuon and Mazzo, the amount shown alongside the officer's name is for 2009. For Ms. Schumacher, the amounts shown alongside the officer's name are for 2009 and 2008, respectively.

  Abbott Laboratories Annuity Retirement Plan

  M. D. White: $92,697 / $39,754 / $4,004; T. C. Freyman: $149,401 / $48,295 / $4,106; L. J. Schumacher: $53,615 / $13,746; and J. V. Mazzo: $13,826.

  Abbott Laboratories Supplemental Pension Plan

  M. D. White: $4,122,782 / $2,879,022 / $2,521,122; T. C. Freyman: $1,995,107 / $944,230 / $809,653; L. J. Schumacher: $611,459 / $294,370; and J. V. Mazzo: $77,875.

  French Retirement Indemnity Pension

  O. Bohuon: $347,745.

  Non-Qualified Defined Contribution Plan Earnings

  The totals in this column include reportable interest credited under the 1998 Abbott Laboratories Performance Incentive Plan, the Abbott Laboratories 401(k) Supplemental Plan, and the 1986 Abbott Laboratories Management Incentive Plan (although none of the named officers currently receives awards under this plan).

  M. D. White: $70,528 / $230,526 / $473,761; T. C. Freyman: $5,003 / $15,324 / $23,953; L. J. Schumacher: $12,691 / $32,878; and J. V. Mazzo: $0.

(6)
The amounts shown below are reported in this column.

  For Messrs. White and Freyman, the amounts shown alongside the officer's name are for 2009, 2008, and 2007, respectively. For Messrs. Bohuon and Mazzo the amounts shown alongside the officer's name are for 2009. For Ms. Schumacher, the amounts shown alongside the officer's name are for 2009 and 2008, respectively.

  Earnings, Fees and Tax Payments for Non-Qualified Defined Benefit and Non-Qualified Defined Contribution Plans (net of reportable interest included in footnote 5).

  M. D. White: $165,076 / $440,970 / $851,678; T. C. Freyman: $25,453 / $46,523 / $305,338; O. Bohuon: $0; L. J. Schumacher: $22,042 / $65,974; and J. V. Mazzo: $0.

    Each of the named officers' awards under the 1998 Abbott Laboratories Performance Incentive Plan is paid in cash to the officer on a current basis and may be deposited into a grantor trust established by the officer, net of maximum tax withholdings. The officers, other than Mr. Bohuon, have established grantor trusts in connection with the Abbott Laboratories Supplemental Pension Plan and the Abbott Laboratories 401(k) Supplemental Plan. Messrs. White, Freyman, and Ms. Schumacher have also established grantor trusts in connection with the 1986 Abbott Laboratories Management Incentive Plan (although none of the named officers currently receives awards under this plan). These amounts include the earnings (net of the reportable interest included in footnote 5), fees, and tax payments paid in connection with these grantor trusts.

  Employer Contributions to Defined Contribution Plans

  M. D. White: $92,616 / $89,773 / $86,347; T. C. Freyman: $45,723 / $44,318 / $42,627; O. Bohuon: $0; L. J. Schumacher: $39,968 / $38,740; and J. V. Mazzo: $0.

    For Messrs. White and Freyman, and Ms. Schumacher, these amounts include employer contributions to both Abbott's tax-qualified defined contribution plan and the Abbott Laboratories 401(k) Supplemental Plan. The Abbott Laboratories 401(k) Supplemental Plan permits Abbott's officers to contribute amounts in excess of the limit set by the Internal Revenue Code for employee contributions to 401(k) plans up to the excess of (i) 18% of their base salary over (ii) the amount contributed to Abbott's tax-qualified 401(k) plan. Abbott matches participant contributions at the rate of 250% of the first 2% of compensation contributed to the Plan. The named officers have these amounts paid to them in cash on a current basis and deposited into a grantor trust established by the officer, net of maximum tax withholdings.

  Other Compensation

    Non-business related flights on corporate aircraft are covered by time-sharing lease agreements, pursuant to which certain costs associated with those flights are reimbursed in accordance with Federal Aviation Administration regulations. Messrs. White and Freyman have such agreements and reimbursed Abbott for non-business flights in accordance with those agreements.

    The following amounts are included in the totals in this column, which reflect Abbott's incremental cost less reimbursements for non-business related flights, M. D. White: $151,885 / $139,683 / $103,292; and T. C. Freyman: $344 / $1,138 / $0.

    Abbott determines the incremental cost for these flights based on the direct cost to Abbott, including fuel costs, parking, handling and landing fees, catering, travel fees, and other miscellaneous direct costs.

    Included in the totals shown in this column are costs associated with security for 2009 and 2008, respectively: M. D. White: $300,193 / $180,467; T. C. Freyman: $0 / $38,309; and L. J. Schumacher: $0 / $10,697. Abbott determines the cost for these expenses based on its actual costs. The security is provided on the recommendation of an independent security study.

    Also included in the totals shown in the table is the cost of providing a corporate automobile less the amount reimbursed by the executive: M. D. White: $0 / $0 / $7,344; T. C. Freyman: $10,933 / $10,654 / $7,364; O. Bohuon: $22,555; and L. J. Schumacher: $18,509 / $21,093; and J. V. Mazzo: $14,817.

    For Ms. Schumacher, costs associated with financial planning are included: $10,000 / $10,000.

    For Mr. Bohuon, tax equalization payments of $397,417 paid by Abbott to avoid double taxation relating to his work in France and the United States are included.

    For Mr. Mazzo, pursuant to the terms of the employment agreement described in footnote 9 the following amounts are included: (i) a $2,325,000 cash payment, payable when Abbott acquired Advanced Medical Optics, Inc. ("AMO"); (ii) a $2,325,000 cash payment, payable on the six-month anniversary of Abbott's acquisition of AMO and contingent on his continued employment; and, (iii) as contemplated under his previous AMO employment agreement, tax gross-ups on these payments of $2,031,951.

    The named officers are also eligible to participate in an executive disability benefit described on page 34.

(7)
Because French employment relationships are contractual, Abbott has an employment agreement with Mr. Bohuon. It provides that he will be the Executive Vice President, Abbott Pharmaceutical Products, fixes his base salary at 576,388 Euro per year, which will be reviewed and adjusted annually, and that he will participate in the 1998 Abbott Laboratories Performance Incentive Plan. To perform his duties, Mr. Bohuon frequently must travel between the United States and France and was subject to tax in both countries. His employment agreement is designed to mitigate the impact of this double taxation. Mr. Bohuon receives the French Retirement Indemnity, social security pensions and other benefit programs applicable to local French employees.

(8)
Mr. Bohuon is employed in France. All of the amounts reported on the table for Mr. Bohuon that were paid in Euro were converted to U.S. dollars at the December 31, 2009 exchange rate of 1.43 U.S. dollars to the Euro, with the exception of his performance-based bonus under the 1998 Abbott Laboratories Performance Incentive Plan, which was converted at the February 19, 2010 exchange rate of 1.35 U.S. dollars to the Euro.

(9)
In connection with its acquisition of Advanced Medical Optics, Inc. ("AMO"), Abbott entered an agreement with J. V. Mazzo, AMO's chairman and chief executive officer. Mr. Mazzo's agreement with Abbott provides he will serve as Senior Vice President, President, AMO, set his initial base salary at $775,000, and provides that future salary increases will be based on merit according to overall performance and in line with Abbott's performance and merit criteria in accordance with other similarly situated officers of Abbott. In place of the payments due to him under the change in control provisions of his previous AMO employment agreement, the agreement provides that he receive: (i) a $2,325,000 cash payment, plus a tax gross-up, as contemplated under his previous AMO employment agreement, payable when Abbott acquired AMO; (ii) a $2,325,000 cash payment, plus an additional tax gross-up, as contemplated under his previous AMO employment agreement, payable on the six-month anniversary of Abbott's acquisition of AMO and contingent on his continued employment; (iii) a $1,500,000 cash payment, plus an additional tax gross-up, payable on the first anniversary of Abbott's acquisition of AMO and contingent on his continued employment; and, (iv) a $1,500,000 cash payment plus an additional tax gross-up, on the eighteen month anniversary of Abbott's acquisition of AMO and contingent on his continued employment. It also provides that he is eligible to participate in Abbott's performance incentive plan, with a participation target of 100% of his base salary. Pursuant to the agreement, he was also granted 30,000 shares of restricted stock which vest ratably over three years and 20,000 shares of restricted stock of Abbott, which will vest after eighteen months of employment. These shares of restricted stock are described in the 2009 Grants of Plan-Based Awards table on page 21.

2009 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) (2) (3)	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Numbers of Securities Underlying Options (#) (6)	Exercise or Base Price of Options Awards ($/Sh.)
									Closing Market Price on Grant Date
										Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Target ($)	Maximum ($)

M. D. White	02/20/09			230,000						$12,449,900	(7)
	02/20/09						325,000	$54.14	$54.03	3,016,000	(8)

T. C. Freyman	02/20/09			76,200						4,124,706	(7)
	02/20/09						108,200	54.14	54.03	1,004,096	(8)

O. Bohuon	02/20/09			35,500						1,921,615	(7)
	08/01/09			10,300						468,290	(7)
	02/20/09						50,400	54.14	54.03	467,712	(8)
	08/01/09						14,500	45.48	44.99	104,835	(8)

L. J. Schumacher	02/20/09			45,800						2,479,154	(7)
	02/20/09						64,900	54.14	54.03	602,272	(8)

J. V. Mazzo	02/26/09				20,000	(4)				1,046,300	(7)
	02/26/09				30,000	(3)(5)				1,569,450	(7)

(1)
Each of the named officers participates in the 1998 Abbott Laboratories Performance Incentive Plan, an annual, non-equity incentive plan. The annual cash incentive award earned by the named officer in 2009 under the plan is shown in the Summary Compensation Table under the column captioned "Non-Equity Incentive Plan Compensation." No future payouts will be made under the plan's 2009 annual cash incentive award. The Performance Incentive Plan is described in greater detail in the section of the proxy statement captioned, "Compensation Discussion and Analysis – Compensation Components – Performance-Based Annual Cash Incentives."

(2)
These are performance-based restricted stock awards that have a 5-year term and vest upon Abbott reaching a minimum return on equity target, with no more than one-third of the award vesting in any one year. In 2009, Abbott reached its minimum return on equity target and one-third of each of the awards made on February 20, 2009, vested on February 26, 2010. The equity targets are described in the section of the proxy statement captioned, "Compensation Discussion and Analysis – Compensation Components – Long-Term Incentives – Equity Awards."

(3)
In the event of a grantee's death or disability or a change in control of Abbott, as defined in Abbott Laboratories' Incentive Stock programs, these awards are deemed fully earned. Outstanding restricted shares receive dividends at the same rate as all other shareholders.

(4)
These are restricted shares granted as a retention award and will vest on August 26, 2010.

(5)
These are restricted shares granted as a retention award. One-third of these shares vested on February 26, 2010. An additional third will vest on February 26, 2011. The final third will vest on February 26, 2012.

(6)
One-third of the shares covered by these options are exercisable after one year; two-thirds after two years; and all after three years. The options vest in the event of the grantee's death or disability or a change in control of Abbott. Under the Abbott Laboratories 1996 Incentive Stock Program, these options have an exercise price equal to the average of the high and low market prices (rounded-up to the next even penny) of an Abbott common share on the date of grant. These options do not contain a replacement option feature.

(7)
Abbott determines the grant date fair value of stock awards by multiplying the number of restricted shares granted by the average of the high and low market prices of an Abbott common share on the grant date.

(8)
These values were determined as of the option's grant date using a Black-Scholes stock option valuation model. The model uses the assumptions described in Note 9, entitled "Incentive Stock Program" of Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplemental Data" in Abbott's 2009 Annual Report on Securities and Exchange Commission Form 10-K.

2009 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by the named officers at year-end.

	Option Awards (1)						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

M. D. White									46,667	(2)	$2,519,551

									89,999	(2)	4,859,046

									230,000	(2)	12,417,700

	675,674				$53.6250	2/14/12

	440,800				46.3400	2/17/15

	438,000				44.1600	2/16/16

	70,956				47.1000	2/13/13

	262,464				52.5500	2/13/13

	366,667	183,333	(2)		52.5400	2/15/17

	1,890				53.6000	2/13/13

	346,704				53.6000	2/19/14

	176,667	353,333	(2)		55.5600	2/14/18

	193,509				57.5800	2/10/10

	487,181				57.5800	2/08/11

	178,002				59.0300	2/13/13

		325,000	(2)		54.1400	2/19/19

See footnotes on pages 27 and 28.

T. C. Freyman						21,000	(2)	$1,133,790

									9,200	(2)	$496,708

									20,933	(2)	1,130,173

									76,200	(2)	4,114,038

	95,764			$53.6250	2/14/12

	63,800			46.3400	2/17/15

	83,000			44.1600	2/16/16

	26,572			52.5500	2/13/13

	33,180			52.5500	2/19/14

	74,667	37,333	(2)	52.5400	2/15/17

	36,250			57.2400	2/08/11

	16,384			54.3000	2/19/14

	25,701			54.6700	2/13/13

	56,835			57.0000	2/08/11

	10,318			58.9000	2/10/10

	25,602			58.9000	2/13/13

	42,500	85,000	(2)	55.5600	2/14/18

		108,200	(2)	54.1400	2/19/19

See footnotes on pages 27 and 28.

O. Bohuon						17,000	(2)	$917,830

									6,800	(2)	$367,132

									16,066	(2)	867,403

									35,500	(2)	1,916,645

									10,300	(2)	556,097

	47,000			$41.4800	4/23/16

	55,333	27,667	(2)	52.5400	2/15/17

	32,567	65,133	(2)	55.5600	2/14/18

	26,311			54.0300	5/31/13

		50,400	(2)	54.1400	2/19/19

		14,500	(2)	45.4800	7/31/19

See footnotes on pages 27 and 28.

L. J. Schumacher						10,000	(2)	$539,900

						21,000	(2)	1,133,790

									9,200	(2)	$496,708

									18,133	(2)	979,001

									45,800	(2)	2,472,742

	14,363			$53.6250	2/14/12

	63,800			46.3400	2/17/15

	6,885			49.0800	2/13/13

	83,000			44.1600	2/16/16

	74,667	37,333	(2)	52.5400	2/15/17

	312			50.0300	2/12/13

	12,114			50.0300	8/31/13

	625			53.1200	2/10/10

	1,857			58.1600	2/10/10

	1,719			58.1600	2/08/11

	1,742			58.1600	2/13/13

	1,731			58.1600	2/19/14

	36,834	73,666	(2)	55.5600	2/14/18

	9,042			55.6600	2/19/14

	11,591			52.7400	2/19/14

	4,120			57.3700	2/08/11

	1,055			58.8600	2/10/10

	7,340			58.8600	2/08/11

	1,281			59.0100	2/10/10

	1,086			59.0100	2/13/13

		64,900	(2)	54.1400	2/19/19

See footnotes on pages 27 and 28.

J. V. Mazzo					20,000	(2)	$1,079,800

					30,000	(2)	1,619,700

	98,470	(i)	$21.9200	7/29/12

	49,235	(i)	33.7600	4/29/13

	82,058	(i)	82.1900	5/20/14

	75,904	(i)	93.1100	5/26/15

	133,838	(i)	55.9200	5/29/18

(i)
Advanced Medical Optics, Inc. ("AMO") granted these options to J. V. Mazzo prior to AMO's acquisition by Abbott. As part of the acquisition, Abbott assumed all of AMO's outstanding and unexercised stock options and converted them into options to purchase Abbott common shares.

See also footnotes on pages 27 and 28.

Footnotes to Outstanding Equity Awards table:

(1)
Except as noted, these options are fully vested.

(2)
The vesting dates of outstanding unexercisable stock options and unvested restricted stock awards at December 31, 2009 are as follows:

	Option Awards				Stock Awards

Name	Number of Unexercised Shares Remaining from Original Grant	Number of Option Shares Vesting – Date Vested 2010	Number of Option Shares Vesting – Date Vested 2011	Number of Option Shares Vesting – Date Vested 2012	Number of Restricted Shares	Number of Restricted Shares Vesting – Date Vested 2010		Number of Restricted Shares Vesting – Date Vested 2011	Number of Restricted Shares Vesting – Date Vested 2012

M. D. White	183,333	183,333 – 2/16			46,667	(a	)

	353,333	176,667 – 2/15	176,666 – 2/15		89,999	(b	)

	325,000	108,334 – 2/20	108,333 – 2/20	108,333 – 2/20	230,000	(c	)

T. C. Freyman	37,333	37,333 – 2/16			21,000	21,000 – 2/16

	85,000	42,500 – 2/15	42,500 – 2/15		9,200	(a	)

	108,200	36,067 – 2/20	36,067 – 2/20	36,066 – 2/20	20,933	(b	)

					76,200	(c	)

O. Bohuon	27,667	27,667 – 2/16			17,000	17,000 – 2/16

	65,133	32,567 – 2/15	32,566 – 2/15		6,800	(a	)

	50,400	16,800 – 2/20	16,800 – 2/20	16,800 – 2/20	16,066	(b	)

	14,500	4,834 – 8/01	4,833 – 8/01	4,833 – 8/01	35,500	(c	)

					10,300	(d	)

L. J. Schumacher	37,333	37,333 – 2/16			10,000	10,000 – 3/01

	73,666	36,833 – 2/15	36,833 – 2/15		21,000	21,000 – 2/16

	64,900	21,634 – 2/20	21,633 – 2/20	21,633 – 2/20	9,200	(a	)

					18,133	(b	)

					45,800	(c	)

J. V. Mazzo					20,000	20,000 – 8/26

					30,000	10,000 – 2/26		10,000 – 2/26	10,000 – 2/26

(a)
These are the restricted shares that remained outstanding and unvested on December 31, 2009, from an award made on February 16, 2007. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2009, Abbott reached its minimum return on equity target and these shares vested on February 26, 2010.

(b)
These are the restricted shares that remained outstanding and unvested on December 31, 2009, from an award made on February 15, 2008. The award has a 5-year term with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum equity target, measured at the end of the relevant year. In 2009, Abbott reached its minimum return on equity target and one-half of the unvested shares vested on February 26, 2010.

(c)
These are the restricted shares that remained outstanding and unvested on December 31, 2009, from an award made on February 20, 2009. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2009, Abbott reached its minimum return on equity target and one third of these shares vested on February 26, 2010.

(d)
These are the restricted shares that remained outstanding and unvested on December 31, 2009, from an award made on August 1, 2009. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2009, Abbott reached its minimum return on equity target and one third of these shares will vest on August 1, 2010.

2009 Option Exercises and Stock Vested

The following table summarizes for each named officer the number of shares the officer acquired on the exercise of stock options and the number of shares the officer acquired on the vesting of stock awards in 2009:

	Option Awards		Stock Awards

Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)

M. D. White	489,364	$1,576,328	138,000	$7,182,052

T. C. Freyman	20,882	92,507	29,200	1,518,500

O. Bohuon	70,800	569,768	23,668	1,181,600

L. J. Schumacher	2,983	179	27,100	1,409,230

J. V. Mazzo	0	0	0	0

Pension Benefits

The named officers, other than Mr. Bohuon, participate in two Abbott-sponsored defined benefit pension plans: the Abbott Laboratories Annuity Retirement Plan, a tax-qualified pension plan; and the Abbott Laboratories Supplemental Pension Plan, a non-qualified supplemental pension plan. Mr. Bohuon participates in the Retirement Indemnity pension for Abbott's eligible employees in France who are covered by the Syntec Convention Collective agreement. Abbott has adopted the Supplemental Pension Plan to provide the portion of the Annuity Retirement Plan benefit that cannot be paid from the Annuity Retirement Plan due to the pay and benefit amount limitations set by the Internal Revenue Code. The Supplemental Pension Plan also includes a benefit feature Abbott uses to attract officers who are at the mid-point of their career. This feature provides an additional benefit that is most valuable to officers who are mid-career hires and is less valuable to officers who have spent most of their career at Abbott. Except as provided in Abbott's change in control agreements, Abbott does not have a policy granting extra years of credited service under the plans. These change in control agreements are described on pages 34 and 35.

The compensation considered in determining the pensions payable to the named officers, other than Mr. Bohuon, is the compensation shown in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table on page 18. The compensation considered in determining the pension payable to Mr. Bohuon is the compensation shown in the "Salary" column of that table.

Annuity Retirement Plan

The Annuity Retirement Plan covers most employees in the United States, age 21 or older and provides participants with a life annuity benefit at normal retirement equal to A plus the greater of B or C below.

A.
1.10% of 5-year final average earnings multiplied by years of benefit service after 2003.

B.
1.65% of 5-year final average earnings multiplied by years of benefit service prior to 2004 (up to 20); plus 1.50% of 5-year final average earnings multiplied by years of benefit service prior to 2004 in excess of 20 (but no more than 15 additional years); less

  0.50% of the lesser of 3-year final average earnings (but not more than the social security wage base in any year) or the social security covered compensation level multiplied by years of benefit service.

C.
1.10% of 5-year final average earnings multiplied by years of benefit service prior to 2004.

The benefit for service prior to 2004 (B or C above) is reduced for the cost of preretirement surviving spouse benefit protection. The reduction is calculated using formulas based on age and employment status during the period in which coverage was in effect.

Final average earnings are the average of the 60 highest-paid consecutive calendar months of compensation (salary and non-equity incentive plan compensation) out of the last 120 months worked. The Annuity Retirement Plan covers earnings up to the limit imposed by Internal Revenue Code Section 401(a)(17) and provides for a maximum of 35 years of benefit service.

Participants become fully vested in their pension benefit upon the completion of five years of service. The benefit is payable on an unreduced basis at age 65. Employees hired after 2003 who terminate prior to age 55 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55. Employees hired prior to 2004 who terminate prior to age 50 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 50. Employees hired prior to 2004 who terminate prior to age 50 with less than 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55.

The Annuity Retirement Plan offers several optional forms of payment, including certain and life annuities, joint and survivor annuities, and level income annuities. The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula described above.

Employees who retire from Abbott prior to their normal retirement age may receive subsidized early retirement benefits. Employees hired after 2003 are eligible for early retirement at age 55 with 10 years of service. Employees hired prior to 2004 are eligible for early retirement at age 50 with 10 years of service or age 55 if the employee's age plus years of benefit service total 70 or more. Messrs. White and Freyman are eligible for early retirement benefits under the plan.

The subsidized early retirement reductions applied to the benefit payable for service after 2003 (A above) depend upon the participant's age at retirement. If the participant retires after reaching age 55, the benefit is reduced 5 percent per year for each year that payments are made before age 62. If the participant retires after reaching age 50 but prior to reaching age 55, the benefit is actuarially reduced from age 65.

The early retirement reductions applied to the benefit payable for service prior to 2004 (B and C above) depend upon age and service at retirement:

•
In general, the 5-year final average earnings portions of the benefit are reduced 3 percent per year for each year that payments are made before age 62 and the 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62.

•
Employees who participated in the plan before age 36 may elect "Special Retirement" on the last day of any month after reaching age 55 with age plus Seniority Service points of at least 94 or "Early Special Retirement" on the last day of any month after reaching age 55 provided their age plus Seniority Service points would reach at least 94 before age 65. Seniority service includes periods of employment prior to attaining the minimum age required to participate in the plan. If Special Retirement or Early Special Retirement applies, seniority service is used in place of benefit service in the formulas. The 5-year final average earnings portions of the benefit in B above are reduced 1 2/3 percent for each year between ages 59 and 62 plus 2 1/2 percent for each year between ages 55 and 59. The 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62. Benefit C is payable on an unreduced basis at Special Retirement and is reduced 3 percent per year for each year that payments are made before age 62, if Early Special Retirement applies.

Supplemental Pension Plan

With the following exceptions, the provisions of the Supplemental Pension Plan are substantially the same as those of the Annuity Retirement Plan:

•
Officers' 5-year final average earnings are calculated using the average of the 5 highest years of base earnings and the 5 highest years of payments under Abbott's non-equity incentive plans.

•
The Annuity Retirement Plan does not include amounts deferred or payments received under the Abbott Laboratories Deferred Compensation Plan in its calculation of a participant's final average earnings. To preserve the pension benefits of Deferred Compensation Plan participants, the Supplemental Pension Plan includes amounts deferred by a participant under the Deferred Compensation Plan in its calculation of final average earnings. Beginning in the year following their election as an officer, Abbott officers are no longer eligible to defer compensation under the Deferred Compensation Plan.

•
In addition to the benefits outlined above for the Annuity Retirement Plan, officers are eligible for a benefit equal to 0.6% of 5-year final average earnings for each year of service for each of the first 20 years of service occurring after the participant attains age 35. The benefit is further limited by the maximum percentage allowed under the Annuity Retirement Plan under that plan's benefit formulas (A, B and C above). The portion of this additional officer benefit attributable to service prior to 2004 is reduced 3 percent per year for each year that payments are made before age 60. The portion attributable to service after 2003 is reduced 5 percent per year for each year that payments are made before age 60 if the participant is at least age 55 at early retirement. If the participant is under age 55 at retirement, the portion attributable to service after 2003 is actuarially reduced from age 65.

•
The Supplemental Pension Plan provides early retirement benefits similar to those provided under the Annuity Retirement Plan. The benefits provided to officers under the Supplemental Pension Plan are not, however, reduced for the period between age 60 and age 62, unless the benefit is being actuarially reduced from age 65. Messrs. White and Freyman are eligible for early retirement benefits under the plan.

•
Vested plan benefits accrued under the Supplemental Pension Plan may be funded through a grantor trust established by the officer. Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, those officers who were elected prior to 2009 may have the entire amount of their vested plan benefits funded through a grantor trust. Officers elected after 2008 may only have the vested plan benefits that accrue following the calendar year in which the officer is first elected funded through a grantor trust. Vested plan benefits accrued through December 31, 2008, to the extent not previously funded, were distributed to the participants' individual trusts and included in the participants' income.

Benefits payable under the Supplemental Pension Plan are offset by the benefits payable from the Annuity Retirement Plan, calculated as if benefits under the plans commenced at the same time. The amounts paid to an officer's Supplemental Pension Plan grantor trust to fund plan benefits are actuarially determined. The plan is designed to result in Abbott paying the officer's Supplemental Pension Plan benefits to the extent assets held in the officer's trust are insufficient.

Retirement Indemnity Pension

The Retirement Indemnity pension provides a lump sum payment to eligible Abbott employees in France who are covered by the Syntec Convention Collective agreement. Since Mr. Bohuon has more than five years of service with the company, on retirement he would receive a payment equal to one month's salary (based on the average of his base salary paid during the twelve-month period preceding the date of retirement) plus one-fifth of a month's base salary multiplied by his years of service in excess of five years. To receive a payment, at retirement the participant must be at least 60 years old, eligible for an unreduced French Social Security pension, and employed by an Abbott entity governed by the Syntec Convention Collective agreement.

Pension Benefits

Name	Plan Name	Number Of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)		Payments During Last Fiscal Year ($)

M. D. White	Abbott Laboratories Annuity Retirement Plan	25	$497,337		$0

	Abbott Laboratories Supplemental	25	20,218,588		1,974,186	(2)
	Pension Plan

T. C. Freyman	Abbott Laboratories Annuity Retirement Plan	30	660,273		0

	Abbott Laboratories Supplemental	30	7,788,561		753,039	(2)
	Pension Plan

O. Bohuon	French Retirement Indemnity Pension	7	601,208	(3)	0

L. J. Schumacher	Abbott Laboratories Annuity Retirement Plan	19	186,311		0

	Abbott Laboratories Supplemental	19	1,571,375		174,437	(2)
	Pension Plan

J. V. Mazzo	Abbott Laboratories Annuity Retirement Plan	1	13,826		0

	Abbott Laboratories Supplemental	1	77,875		0
	Pension Plan

(1)
Abbott calculates these present values using: (i) a 6.11% discount rate, the same discount rate it uses for Financial Accounting Standards Board ASC Topic 715 calculations for financial reporting purposes; and (ii) each plan's unreduced retirement age, which is age 62 under the Abbott Laboratories Annuity Retirement Plan and age 60 under the Abbott Laboratories Supplemental Pension Plan for those officers who are eligible for early retirement benefits and is age 65 under both plans for other officers. The present values shown in the table reflect postretirement mortality, based on the Financial Accounting Standards Board ASC Topic 715 assumption (the RP2000 Combined Healthy table), but do not include a factor for preretirement termination, mortality, or disability.

(2)
Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, vested Supplemental Pension Plan benefits, to the extent not previously funded, were distributed to the participants' individual grantor trusts and included in the participants' income. Amounts held in the officer's individual trust are expected to offset Abbott's obligations to the officer under the plan. During 2009, the amounts shown, less applicable tax withholdings, were deposited in such individual trusts established by the named officers.

(3)
The present value of Mr. Bohuon's accumulated benefit was converted from Euro to U.S. dollars at the December 31, 2009 exchange rate of 1.43 U.S. dollars to the Euro.

2009 Nonqualified Deferred Compensation

The following table summarizes J. V. Mazzo's non-qualified deferred compensation under two Advanced Medical Optics, Inc. ("AMO") plans: the Executive Deferred Compensation Plan and the 2005 Executive Deferred Compensation Plan. These plans were in place when Abbott acquired control of AMO on February 25, 2009. None of the other named officers has any non-qualified deferred compensation.

Name	Plan Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($) (4)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($) (5)

J. V. Mazzo	Executive Deferred Compensation Plan(1)(3)	$0	$0	$102,291	$0	$643,978

	2005 Executive Deferred Compensation Plan(2)(3)	0	0	92,134	0	661,558

(1)
Employee contributions to the Executive Deferred Compensation Plan stopped in 2004.

(2)
The plan permits participants to defer up to 100% of their base salary and annual cash incentives and credited a participant's account with an amount equal to the employer matching contributions that would have been made for the participant under AMO's tax-qualified defined contribution plan, if certain Internal Revenue Code limitations did not apply.

(3)
Under the plans, Participants may direct the investment of their deferral account into one or more of several funds chosen by the administrator, and their deferral account is credited with investment returns based on the performance of the fund(s) selected. During 2009, the weighted average rate of return credited to Mr. Mazzo's accounts was 17.5 percent.

The plans permit cash distributions either in the form of a lump sum payment or installments upon retirement (defined as age 55 with a minimum of five years of service, or age 65 with a minimum of one year of service), termination of employment, or death. Participants make distribution elections each year, prior to any deferrals being made for that year, and only for the deferrals to be made in the following calendar year. Under the 2005 plan, Mr. Mazzo's distributions must also comply with the requirements of Internal Revenue Code Section 409A. Participants may make withdrawals due to financial hardship, with the amount being limited to the amount needed to address the hardship.

(4)
The amounts reported in this column are not included in the Summary Compensation Table.

(5)
Because Abbott acquired AMO in 2009, none of the amounts included in this column have been previously reported as compensation in Abbott's prior Summary Compensation Tables.

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination – Generally

Abbott does not have employment agreements with Messrs. White or Freyman, or Ms. Schumacher. Abbott's agreements with Mr. Bohuon and Mr. Mazzo are described in footnotes 7 and 9, respectively, of the Summary Compensation Table on page 18. Mr. Bohuon's agreement provides that upon termination of employment by Abbott, other than for gross or willful misconduct, he will be paid the amounts described below. Mr. Mazzo's agreement does not provide for payments upon termination or a change in control.

The following summarizes the payments that the named officers, other than Mr. Bohuon, would have received if their employment had terminated on December 31, 2009. Earnings, fees, and tax payments would have continued to be paid for the named officer's Performance Incentive Plan, Management Incentive Plan, and Supplemental 401(k) Plan grantor trusts, until the trust assets were fully distributed and fees would have continued to be paid for the named officer's Supplemental Pension Plan grantor trust, until its assets were fully distributed. The amount of these payments would depend on the period over which the trusts' assets were distributed, tax rates, and the trusts' earnings and fees. If the trusts' assets were distributed over a ten-year period and based on current tax rates, earnings, and fees, the named officers would receive the following average annual payments over such 10-year period: M. D. White, $796,339; T. C. Freyman, $69,753; and, L. J. Schumacher, $181,233. In addition, the following one-time deposits would have been made under the Abbott Laboratories Supplemental Pension Plan for each of the following named officers, respectively, M. D. White, $2,730,902; T. C. Freyman, $1,933,148; L. J. Schumacher, $266,243; and, J. V. Mazzo, $50,589. As Messrs. White and Freyman are eligible to retire, each of them would be eligible to begin to receive the pension benefits described on pages 30 to 32. If the termination of employment was due to disability, then the following named officers also would have received, in addition to Abbott's standard disability benefits, a monthly long-term disability benefit in the amount of $162,500 for M. D. White; $53,583 for T. C. Freyman; $44,792 for L. J. Schumacher, and $14,542 for J. V. Mazzo. This long-term disability benefit would continue for up to 18 months following termination of employment. It ends if the officer retires, recovers, dies or ceases to meet eligibility criteria.

In addition, if the named officer's employment (including Mr. Bohuon's) had terminated due to death or disability, the officer's unvested stock options and restricted shares would have vested on December 31, 2009 with values as set forth below in the section captioned, "Accelerated Vesting of Equity Awards."

Abbott's French employees, including Mr. Bohuon, are covered by collective bargaining agreements. As an employee covered by a collective bargaining agreement, if his employment is terminated by Abbott for any reason, other than gross or willful misconduct, Mr. Bohuon is entitled to a lump sum cash payment equal to: (i) one-third of the monthly average of the aggregate of his base salary at the time of termination, the bonus he was paid and certain other benefits he received during the preceding twelve-month period, multiplied by his years of service with the company, not to exceed the amount of the total cash compensation paid to him during the preceding twelve months, plus (ii) three months of base salary, based on the average salary he received over the last 12 months prior to his termination or any higher amount if it corresponds to the salary he would have received during the notice period under the agreement if he is released from performing the services, plus (iii) accrued but unpaid vacation time up until the end of the notice period. In addition, he would be entitled to coverage under Abbott's health and welfare benefits plans for nine months following the date of termination. If Mr. Bohoun's employment had terminated as described above on December 31, 2009, he would have been entitled to receive a cash payment of $636,962 and health and welfare benefits of $15,285.

Potential Payments Upon Change in Control

Messrs. White, Freyman, and Bohuon do not have change in control agreements with Abbott.

Abbott has change in control arrangements with the rest of its management team, in the form of change in control agreements for Abbott officers and a change in control plan for other key management personnel. The agreements with Ms. Schumacher, and Mr. Mazzo, are described below.

The agreements with Ms. Schumacher, and Mr. Mazzo, continue in effect until December 31, 2012, and at the end of each year will automatically be extended through the third year thereafter unless Abbott notifies the officer that the agreement will not be extended. The agreements also automatically extend for two years following any change in control (see below) that occurs while they are in effect.

The agreements provide that if the officer is terminated other than for cause or permanent disability or if the officer elects to terminate employment for good reason (see below) or within two years following a change in control of Abbott (including termination by the officer for any reason during the thirty-day window period which begins six months after the date of a change in control), the officer is entitled to receive a lump sum payment equal to three times the officer's annual salary and annual incentive ("bonus") award (assuming for this purpose that all target performance goals have been achieved or, if higher, based on the average bonus for the last three years), plus any unpaid bonus owing for any completed performance period and the pro rata bonus for any current bonus period (based on the highest of the bonus assuming achievement of target performance, the average bonus for the past three years, or in the case of the unpaid bonus for any completed performance period, the actual bonus earned). If the officer is terminated other than for cause or permanent disability or if the officer elects to terminate employment for good reason during a potential change in control (see below), the officer is entitled to receive a lump sum payment of the annual salary and bonus payments described above, except that the amount of the bonus to which the officer is entitled will be based on the actual achievement of the applicable performance goals. If the potential change in control becomes a "change in control event" (within the meaning of Section 409A of the Internal Revenue Code), the officer will be entitled to receive the difference between the bonus amounts the officer received upon termination during the potential change in control and the bonus amounts that would have been received had such amounts instead been based on the higher of the officer's target bonus or the average bonus paid to the officer in the preceding three years. Bonus payments include payments made under the Performance Incentive Plan. The officer will also receive up to three years of additional employee benefits (including welfare benefits; three years of outplacement services and tax and financial counseling; and the value of three more years of pension accruals), and payment of any excise taxes imposed under Section 4999 of the Internal Revenue Code and other related taxes for which the officer is responsible as a result of receiving payments and benefits in connection with a change in control. The agreements also limit the conduct for which awards under Abbott's incentive stock programs can be terminated and generally permit options to remain exercisable for the remainder of their term. Independent compensation consultants confirm that the level of payments provided under the agreements is consistent with current market practice.

For purposes of the agreements, the term "change in control" includes the following events: any person becoming the beneficial owner of Abbott securities representing twenty percent or more of the outstanding voting power (not including an acquisition directly from Abbott and its affiliates); a change in the majority of the members of the board of directors whose appointment was approved by a vote of at least two-thirds of the incumbent directors; and the consummation of certain mergers or similar corporate transactions involving Abbott. A "potential change in control" under the agreements includes, among other things, Abbott's entry into an agreement that would result in a change in control. Finally, the term "good reason" includes: a significant adverse change in the executive's position, duties, or authority; the company's failure to pay the executive's compensation or a reduction in the executive's base pay or benefits; or the relocation of the company's principal executive offices to a location that is more than thirty-five miles from the location of the offices at the time of the change in control.

If a change in control had occurred on December 31, 2009, immediately followed by one of the covered circumstances described above, Ms. Schumacher and Mr. Mazzo would have been entitled to receive the following payments and benefits under the change in control agreements:

•
Ms. Schumacher, Cash termination payments – $6,710,200; Additional Supplemental Pension Plan benefits – $656,231; Welfare and fringe benefits – $105,000; Excise tax reimbursements – $2,860,214.

•
Mr. Mazzo, Cash termination payments – $3,721,001; Additional Supplemental Pension Plan benefits – $496,539; Welfare and fringe benefits – $105,000.

To determine the amount of the officer's excise tax reimbursement, Abbott has assumed that the named officer pays taxes at the highest marginal tax rate; that the price of an Abbott common share is equal to the closing price of an Abbott common share on December 31, 2009; and that a portion of the payments and benefits is not subject to excise tax.

Accelerated Vesting of Equity Awards

Under the Abbott Laboratories' Incentive Stock Programs, upon a change in control, all outstanding stock options, restricted stock and restricted stock units vest, including performance-based restricted shares, which are deemed earned in full. If a change in control had occurred on December 31, 2009:

•
Mr. White would have vested (1) in an aggregate of 861,666 unvested stock options with a value of $265,833, and (2) in an aggregate of 366,666 restricted shares with a value equal to $19,796,297.

•
Mr. Freyman would have vested (1) in an aggregate of 230,533 unvested stock options with a value of $54,133, and (2) in an aggregate of 127,333 restricted shares with a value equal to $6,874,709.

•
Mr. Bohuon would have vested (1) in an aggregate of 157,700 unvested stock options with a value of $163,512, and (2) in an aggregate of 85,666 restricted shares with a value equal to $4,625,107.

•
Ms. Schumacher would have vested (1) in an aggregate of 175,899 unvested stock options with a value of $54,133, and (2) in an aggregate of 104,133 restricted shares with a value equal to $5,622,141.

•
Mr. Mazzo would have vested in an aggregate of 50,000 restricted shares with a value equal to $2,699,500.

The value of stock options shown is based on the excess of the closing price of an Abbott common share on December 31, 2009 over the exercise price of such options, multiplied by the number of unvested stock options held by the named officer. The value of restricted shares shown is determined by multiplying the number of restricted shares that would vest as of December 31, 2009 and the closing price of an Abbott common share on December 31, 2009.

Approval Process for Related Person Transactions

It is Abbott's policy that the nominations and governance committee review, approve or ratify any transaction in which Abbott participates and in which any related person has a direct or indirect material interest if such transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Related person transactions requiring review by the nominations and governance committee pursuant to this policy are identified in:

•
questionnaires annually distributed to Abbott's directors and officers,

•
certifications submitted annually by Abbott officers related to their compliance with Abbott's Code of Business Conduct, or

•
communications made directly by the related person to the chief financial officer or general counsel.

In determining whether to approve or ratify a related person transaction, the nominations and governance committee will consider the following items, among others:

•
the related person's relationship to Abbott and interest in the transaction;

•
the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

•
the benefits to Abbott of the transaction;

•
if applicable, the availability of other sources of comparable products or services;

•
an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;

•
whether a transaction has the potential to impair director independence; and

•
whether the transaction constitutes a conflict of interest.

This process is included in the nominations and governance committee's written charter, which is available on the corporate governance section of Abbott's investor relations Web site (www.abbottinvestor.com). Abbott did not have any related person transactions in 2009 requiring nominations and governance committee approval under this policy.

Ratification of Deloitte & Touche LLP as Auditors (Item 2 on Proxy Card)

Abbott's bylaws provide that the audit committee shall appoint annually a firm of independent registered public accountants to serve as auditors. In October 2009, the audit committee appointed Deloitte & Touche LLP to act as auditors for 2010. Deloitte & Touche LLP has served as Abbott's auditors since 2002.

Although the audit committee has sole authority to appoint auditors, it would like to know the opinion of the shareholders regarding its appointment of Deloitte & Touche LLP as auditors for 2010. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP as auditors for 2010, the audit committee will take that fact into consideration, but may, nevertheless, continue to retain Deloitte & Touche LLP.

The board of directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as auditors for 2010.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Audit Fees and Non-Audit Fees

The following table presents fees for professional audit services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (the "Deloitte Entities") for the audit of Abbott's annual financial statements for the years ended December 31, 2009 and December 31, 2008, and fees billed for other services rendered by the Deloitte Entities during these periods.

	2009	2008
Audit fees: (1)	$14,739,000	$16,000,000
Audit related fees: (2)	133,000	155,000
Tax fees: (3)	567,000	987,000
All other fees: (4)	0	0

Total	$15,439,000	$17,142,000
(1)
The Deloitte Entities billed or will bill Abbott for professional services rendered for the audit of Abbott's annual financial statements, the review of Abbott's financial statements included in Abbott's quarterly reports, and the audits of Abbott's internal control over financial reporting, statutory and subsidiary audits, the review of documents filed with the Securities and Exchange Commission, and certain accounting consultations in connection with the audits.

(2)
Audit related fees include: accounting consultations and audits in connection with proposed acquisitions and divestitures, and consultations related to Abbott's internal control over financial reporting.

(3)
Tax fees consist principally of professional services rendered by the Deloitte Entities for tax compliance and tax planning and advice including assistance with tax audits and appeals, and tax advice related to mergers and acquisitions.

(4)
No fees for other service were incurred in 2009 or 2008.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The audit committee has established policies and procedures to pre-approve all audit and permissible non-audit services performed by the Deloitte Entities.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.

Report of the Audit Committee

Management is responsible for Abbott's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee reviews these processes on behalf of the Board of Directors. In this context, the committee has reviewed and discussed the audited financial statements contained in the 2009 Annual Report on Form 10-K with Abbott's management and its independent registered public accounting firm.

The committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board.

The committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence. The committee has also considered whether the provision of the services described on page 37 under the caption "Audit Fees and Non-Audit Fees" is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in Abbott's Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

Audit Committee

R. S. Austin, Chair, D. A. L. Owen, S. C. Scott III, W. D. Smithburg, and G. F. Tilton

Section 16(a) Beneficial Ownership Reporting Compliance

Abbott believes that during 2009 its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

Shareholder Proposals

Two shareholder proposals have been received. Abbott is advised that the proposals will be presented for action at the Annual Meeting. The proposed resolutions and the statements made in support thereof are presented below.

The board of directors recommends that you vote AGAINST the proposals.

Shareholder Proposal on Advisory Vote (Item 3 on Proxy Card)

The Unitarian Universalist Association of Congregations, 25 Beacon Street, Boston, MA 02108 and three other proponents have informed Abbott that they intend to present the following proposal at the meeting. Abbott will provide the proponents' names and addresses to any shareholder who requests that information and, if provided by a proponent to Abbott, the number of Abbott common shares held by that proponent. The proposal should be opposed in our Proxy Statement.

RESOLVED – the shareholders of Abbott Labs, Inc. recommend that the board of directors adopt a policy requiring that the proxy statement for each annual meeting contain a proposal, submitted by and supported by Company Management, seeking an advisory vote of shareholders to ratify and approve the board Compensation's Committee Report and the executive compensation policies and practices set forth in the Company's Compensation Discussion and Analysis.

Proponents' Statement in Support of Shareholder Proposal

Investors are increasingly concerned about mushrooming executive compensation especially when it is insufficiently linked to performance

In 2009 shareholders filed close to 100 "Say on Pay" resolutions. Votes on these resolutions averaged more than 46% in favor, and close to 25 companies had votes over 50% demonstrating strong shareholder support for this reform. Investor, public and legislative concerns about executive compensation have reached new levels of intensity.

An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe this vote would provide our board and management useful information from shareholders on the company's senior executive compensation especially when tied to an innovative investor communication program.

In 2008 Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Chairman and CEO Daniel Amos said, "An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package."

Over 30 companies have agreed to an Advisory Vote, including Apple, Ingersoll Rand, Microsoft, Occidental Petroleum, Pfizer, Prudential, Hewlett-Packard, Intel, Verizon, MBIA, and PG&E. And nearly 300 TARP participants implemented the Advisory Vote in 2009, providing an opportunity to see it in action.

Influential proxy voting service RiskMetrics Group, recommends votes in favor, noting "RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability."

A bill mandating annual advisory votes passed the House of Representatives, and similar legislation is expected to pass in the Senate. However, we believe companies should demonstrate leadership and proactively adopt this reform before the law requires it.

We believe existing SEC rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives shareholders a clear voice that could help shape senior executive compensation.

We believe voting against the election of Board members to send a message about executive compensation is a blunt, sledgehammer approach, whereas an Advisory Vote provides shareowners a more effective instrument.

We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

Board of Directors' Statement in Opposition to the Shareholder Proposal on Advisory Vote (Item 3 on Proxy Card)

The fundamental principle of corporate governance is to provide shareholders with an independent oversight body to govern a company for the benefit of its shareholders. Abbott's independent Board of Directors is responsible for all aspects of governance, including compensation for executives, as well as Abbott's equity-based plans for all of Abbott's employees. Abbott has extremely robust governance practices, which include executive compensation programs that are closely aligned with shareholder interests and annual grants of stock with performance vesting requirements. Shareholders have recognized these attributes of Abbott's governance and executive compensation practices and have rejected this proposal each of the last three times it has been presented.

An advisory vote would ask shareholders to endorse or reject compensation decisions without the benefit of all the relevant information available to the Board of Directors, or to the Compensation Committee members, or the benefit of their expertise.

The Compensation Committee, composed entirely of independent directors, is responsible for bringing its knowledge and skill to the process of reviewing, approving and overseeing Abbott's compensation plans and practices. The Committee determines executive compensation only after considering a multitude of factors, including the strategic and financial objectives of Abbott and the performance of the individuals involved. The Committee considers both public and confidential information. In this process, the Committee uses comparative market data from dozens of other companies and retains advisors, as appropriate, to provide expert advice on compensation variables and levels.

The Compensation Committee has determined that an executive compensation program designed around various elements of compensation, which includes base salaries, incentive bonuses, and various performance-based equity awards, best meets its dual objectives of retaining highly talented executives and aligning compensation with shareholder returns. This program promotes the best interests of shareholders.

The advisory vote called for by the proponent will not enhance Abbott's governance practices or improve accountability or communication with shareholders. Abbott has various accountability mechanisms in place, such as its majority voting requirement and adherence to SEC rules requiring significant disclosure of compensation decisions and a comprehensive discussion of executive pay; as well as SEC, NYSE, and IRS independence requirements for compensation committee members. Additionally, Abbott has established procedures to provide shareholders with a means to communicate directly with Board and Committee members on any issue, including executive compensation.

Moreover, the U.S. Congress is considering legislation requiring an advisory vote on executive compensation. It would be premature for Abbott to implement a shareholder advisory vote procedure at this time because aspects of the procedure may be inconsistent with federal legislation and the procedures may be superseded before they could be implemented. The Board believes that Abbott and its shareholders are best served by monitoring legislative developments and promptly adopting any new practices related to executive compensation and shareholder advisory votes that are mandated by law or regulation and applied to all companies equally.

For the foregoing reasons, the Board of Directors believes that an advisory vote is not in the best interests of Abbott's shareholders and is not in the best interests of Abbott.

The board of directors recommends that you vote AGAINST the proposal.

Shareholder Proposal on Special Shareholder Meetings (Item 4 on Proxy Card)

Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, New York 10021, has informed Abbott that he intends to present the following proposal at the meeting and that he owns 1,000 Abbott common shares. The proposal should be opposed in our Proxy Statement.

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareowner meeting. This includes that a large number of small shareowners can combine their holdings to equal the above 10% of holders. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Proponent's Statement in Support of Shareholder Proposal

A special meeting allows shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. If shareowners cannot call a special meeting investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt attention. This proposal does not impact our board's current power to call a special meeting.

This proposal topic won more than 60% support at the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R. R. Donnelley (RRD). William Steiner and Nick Rossi sponsored these proposals.

The merit of this Special Shareowner Meeting proposal should also be considered in the context of the need for improvements in our company's 2009 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, independent investment research firm rated our company "D" with "High Governance Risk" and "High Concern" in executive pay – $28 million for our CEO Miles White.

David Anthony Llewellyn Owen, Laurance Fuller, William Smithburg and Ann Reynolds had 13 to 29-years long-tenure – independence concern. Plus these directors were assigned to 7 of 15 seats on our most important board committees. Plus, Ann Reynolds was designated as a "Flagged (Problem) Director" by The Corporate Library due to her directorship at Owens Corning, which filed for bankruptcy. James Farrell was also designated as a "Flagged (Problem) Director" due to his directorship at UAL Corporation, which filed for bankruptcy. Robert Alpern owned only 75 shares.

We had no shareholder right to an independent board chairman or a lead director. Plus an 67% vote was required to amend our charter. We still had plurality voting. Shareholder proposals to address all or some of these topics have received majority votes at other companies and each would be an excellent topic for our next annual meeting.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal: Special Shareowner Meetings – Yes on 4.

Board of Directors' Statement in Opposition to the Shareholder Proposal on Special Shareholder Meetings (Item 4 on Proxy Card)

The Company's By-Laws currently provide that a single shareholder or group of shareholders owning at least 20 percent of Abbott's outstanding shares may call a special meeting of shareholders. This percentage threshold for the calling of a special meeting of shareholders is also consistent with the Illinois Business Corporation Act. The Board believes that this ownership threshold provides an appropriate balance between ensuring the Board's accountability to a large percentage of shareholders and enabling the Board and management to operate the Company effectively. Reducing this threshold to 10 percent would enable a small minority of shareholders, who may not be supported by or representative of the majority of shareholders, to unnecessarily divert Company resources and time to matters that may be insignificant to the majority of shareholders or the long term strategic or financial goals of the Company.

Special shareholder meetings should be called for extraordinary events that have time urgency and can not be postponed until the next annual meeting. Permitting holders of only 10 percent of Abbott's shares to call a special meeting for any purpose, at any time and as often as such shareholders wish, would impose significant administrative and financial burdens on Abbott, and distract the management and Board from their proper focus of operating the business and maximizing financial returns.

Additionally, Abbott's existing corporate governance policies and practices enable all shareholders to express their concerns on important matters. Under the proxy rules and the Company's By-Laws, shareholders may submit proposals for inclusion in Abbott's proxy statement, nominate directors for election, and present matters from the floor at the annual meeting. Each of Abbott's directors serves a one-year term and stands for re-election at the annual meeting. The Company's By-Laws also provide that directors must be elected by a majority vote in an uncontested election. Abbott's corporate governance documents do not contain super-majority voting provisions and Abbott does not have a shareholder rights plan (poison pill).

As described elsewhere in this proxy statement, shareholders also may communicate directly with the Board of Directors on important matters pertaining to Abbott's business.

Accordingly, the Board believes that Abbott's current By-Laws and governance practices ensure accountability to shareholders and enable the Board and management to operate Abbott effectively. Approval of this proposal is neither necessary nor advisable.

The board of directors recommends that you vote AGAINST the proposal.

Other Matters

In accordance with Abbott's articles of incorporation, Abbott has advanced defense costs on behalf of three former officers in connection with the United States Department of Justice's criminal and civil investigation of Abbott's Depakote sales and marketing activities.

Date for Receipt of Shareholder Proposals for the 2011 Annual Meeting Proxy Statement

Shareholder proposals for presentation at the 2011 Annual Meeting must be received by Abbott no later than November 15, 2010 and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy for the 2011 meeting.

Procedure for Recommendation and Nomination of Directors and Transaction of Business at Annual Meeting

A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the chairman of the nominations and governance committee or the secretary of Abbott. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve. A nominee who is recommended by a shareholder following these procedures will receive the same consideration as other comparably qualified nominees.

A shareholder entitled to vote for the election of directors at an Annual Meeting and who is a shareholder of record on:

•
the record date for that Annual Meeting,

•
the date the shareholder provides timely notice to Abbott, and

•
the date of the Annual Meeting,

may directly nominate persons for director by providing proper timely written notice to the secretary of Abbott.

That notice must include the name, age, business address, residence address and principal occupation or employment of the nominee, the class and number of shares of Abbott owned by the nominee and any other information relating to the nominee that is required to be disclosed in solicitations for proxies pursuant to the Securities Exchange Act. In addition, the notice must include the name and record address of the nominating shareholder and the class and number of shares of Abbott owned by the nominating shareholder.

A shareholder of record on the record date for an Annual Meeting of Shareholders, the date the shareholder provides timely notice to Abbott, and on the date of the Annual Meeting of Shareholders may properly bring business before the Annual Meeting by providing timely written notice to the secretary of Abbott. For each matter the shareholder proposes to bring before the Annual Meeting, the notice must include a brief description of the business to be discussed, the reasons for conducting such business at the Annual Meeting, the name and record address of the shareholder proposing such business, the class and number of shares of Abbott owned by the shareholder and any material interest of the shareholder in such business.

To be timely, written notice either to directly nominate persons for director or to bring business properly before the Annual Meeting must be received at Abbott's principal executive offices not less than ninety days and not more than one hundred twenty days prior to the anniversary date of the preceding Annual Meeting. If the Annual Meeting is called for a date that is not within twenty-five days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or made public in a press release or in a filing with the Securities and Exchange Commission, whichever occurs first. To be timely for the 2011 Annual Meeting, this written notice must be received by Abbott no later than January 23, 2011.

General

It is important that proxies be returned promptly. Shareholders are urged, regardless of the number of shares owned, to vote their shares. Most of Abbott's shareholders may vote their shares by telephone or the Internet. Shareholders who wish to vote by mail should sign and return their proxy card in the enclosed business reply envelope. Shareholders who vote by telephone or the Internet do not need to return their proxy card.

The Annual Meeting will be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. Admission to the meeting will be by admission card only. A shareholder planning to attend the meeting should promptly complete and return the reservation form. Reservation forms must be received before April 16, 2010. An admission card admits only one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

By order of the board of directors.
LAURA J. SCHUMACHER SECRETARY

EXHIBIT A

Director Independence Standard

No director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with Abbott or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Abbott or any of its subsidiaries). In making this determination, the Board shall consider all relevant facts and circumstances, including the following standards:

•
A director is not independent if the director is, or has been within the last three years, an employee of Abbott or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of Abbott or its subsidiaries.

•
A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Abbott or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as an employee (other than an executive officer).

•
A director is not independent if (A) the director or an immediate family member is a current partner of a firm that is Abbott's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on Abbott's or its subsidiaries' audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Abbott or its subsidiaries' audit within that time.

•
A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of Abbott or its subsidiaries at the same time serves or served on that company's compensation committee.

•
A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Abbott or its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

•
A director is not independent if the director is an executive officer of a charitable organization that received charitable contributions (other than matching contributions) from Abbott and its subsidiaries in the preceding fiscal year that are in excess of the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.

A-1

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

Notice of Annual Meeting
of Shareholders
and Proxy Statement

Meeting Date
April 23, 2010

YOUR VOTE IS IMPORTANT!
Please sign and promptly return your proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

Reservation Form for Annual Meeting

I am a shareholder of Abbott Laboratories and plan to attend the Annual
Meeting to be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake
County, Illinois at 9:00 a.m. on Friday, April 23, 2010.

Please send me an admission card for each of the following persons.

Name		Name

Address		Address

City		City

State	Zip Code	State	Zip Code

Phone Number ( )		Phone Number ( )

If you plan to attend the meeting, please complete and return the Reservation Form directly to Abbott Laboratories, Annual Meeting Ticket Requests, D-0383 AP6D, 100 Abbott Park Road, Abbott Park, Illinois 60064-6048. Due to space limitations, Reservation Forms must be received before April 16, 2010. An admission card, along with a form of photo identification, admits one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

To avoid a delay in the receipt of your admission card, do not return this form with your proxy card or mail it in the enclosed business envelope.

002CS40127 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 4 3 6 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 1234 5678 9012 345 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01504D 1 U PX + Annual Meeting Proxy Card . The Board of Directors recommends that you vote FOR Items 1 and 2. The Board of Directors recommends that you vote AGAINST Items 3 and 4. For Against Abstain 3. Shareholder Proposal - Advisory Vote To Vote FOR All Nominees To WITHHOLD Vote From All Nominees For, except vote withheld from the above nominee (s) For Against Abstain 2. Ratification of Deloitte & Touche LLP as auditors + 1. Election of 12 Directors Nominees: (01) R.J. Alpern, (02) R.S. Austin, (03) W.M. Daley, (04) W.J. Farrell, (05) H.L. Fuller, (06) W.A. Osborn, (07) D.A.L. Owen, (08) R.S. Roberts, (09) S.C. Scott III, (10) W.D. Smithburg, (11) G.F. Tilton, and (12) M.D. White 4. Shareholder Proposal - Special Shareholder Meetings IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD. Telephone and Internet Voting Instructions - You can vote by telephone OR Internet! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. • Call toll free 1-800-652-VOTE (8683) in the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the simple instructions provided by the recorded message. To vote using the Telephone (within the USA, US territories & Canada) • Go to the following web site: www.investorvote.com • Enter the information requested on your computer screen and follow the simple instructions. To vote using the Internet [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]

. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking previous proxies, acknowledges receipt of the Notice and Proxy Statement dated March 15, 2010, in connection with the Annual Meeting of Shareholders of Abbott Laboratories to be held at 9:00 a.m. on April 23, 2010, at the corporation’s headquarters, and hereby appoints MILES D. WHITE and LAURA J. SCHUMACHER, or either of them, proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof. If the undersigned is a participant in the Abbott Laboratories Stock Retirement Plan, then this card also instructs the plan’s Investment Committee to vote as specified at the 2010 Annual Meeting of Shareholders, and any adjournments thereof, all shares of Abbott Laboratories held in the undersigned’s plan account upon the matters indicated and in their discretion upon such other matters as may properly come before the meeting. INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1 and 2 and AGAINST Items 3 and 4 and in accordance with the judgment of the proxy holders on any other matters that are properly brought before the meeting. (Important - Please sign and date below.) Proxy — Abbott Laboratories Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. Each joint tenant should sign; executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign. Please read other side before signing. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + + IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]